Exhibit 10.84

LIMITED CONSENT AND AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT

This LIMITED CONSENT AND AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of this 10th  day of January, 2022 (“Effective Date”), by and among STRATA SKIN SCIENCES, INC., a Delaware corporation (together with each of its subsidiaries that hereafter becomes a party to this Agreement, the “Borrower”), MIDCAP FINANCIAL TRUST, as Agent for Lenders (in such capacity and together with its permitted successors and assigns, the “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

•          Agent, Lenders and Borrower have entered into that certain Credit and Security Agreement, dated as of September 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended hereby, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrower in the amounts and manner set forth in the Credit Agreement.

•          Borrower desires to purchase from Theravant Corporation, a Delaware corporation (“Seller”), certain Products and related assets constituting the Purchased Assets (as defined in the Theravant Asset Purchase Agreement) (the “Theravant Asset Acquisition”) pursuant to the terms of that certain Asset Purchase Agreement dated as of January 10, 2022, between and among Seller, Ashish Bhatia, as seller representative, Ashish Bhatia, Francesco Lucarelli and Robert Anderson, and STRATA Skin Sciences, Inc., as buyer, attached hereto as Exhibit A (the “Theravant Asset Purchase Agreement”).

•          The Theravant Asset Acquisition would not constitute a Permitted Investment pursuant to the terms of the Credit Agreement and, therefore, the Credit Parties have requested that Agent and Lenders, constituting at least the Required Lenders, provide their written consent to the Theravant Asset Acquisition and the incurrence of certain Contingent Obligations related to such acquisition as set forth in the Theravant Purchase Agreement and that certain Development Agreement, dated as of January 10, 2022, by and between Theravant Corporation and STRATA Skin Sciences, Inc. attached hereto as Exhibit B (the “Theravant Development Agreement”), on and subject to the conditions and terms set forth herein.

•          Agent and the Lenders constituting at least the Required Lenders have agreed to so consent, as more fully set forth and subject to the terms and conditions herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Required Lenders, and the Credit Parties hereby agree as follows:

•
Recitals; Construction.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as modified hereby.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

MidCap / Strata / Limited Consent and Amendment No. 1

•	Limited Consent.

o
Subject to the satisfaction of the conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, and in accordance with the terms set forth in this Agreement, Agent and each Required Lender hereby consents to the Theravant Asset Acquisition as a Permitted Investment.

o
The limited consent in paragraph 2(a) is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (ii) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (iii) waive any Default and/or Event of Default that may exist and is continuing as of the date hereof; or (iv) establish a custom or course of dealing among Borrower, on the one hand, and Agent or any Lender, on the other hand.

•
Amendments.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Existing Credit Agreement is hereby amended as follows:

o
The following definitions of “First Amendment”, “First Amendment Effective Date”, “Theravant Asset Purchase Agreement” and “Theravant Development Agreement” are hereby added to Section 15 of the Existing Credit Agreement in the appropriate alphabetical order therein:

“First Amendment” means that certain Limited Consent and Amendment No. 1 to Credit and Security Agreement dated January 10, 2022, by and among Borrower, Agent and the Lenders party thereto.”

“First Amendment Effective Date” means January 10, 2022.

“Theravant Asset Purchase Agreement” has the meaning set forth in the First Amendment.”

“Theravant Development Agreement” has the meaning set forth in the First Amendment.”

o	The definition of “Material Agreement” set forth in Section 15 of the Existing Credit Agreement is hereby amended by:

◾	renumbering the existing clause (d) as clause (e); and

◾	adding the following new clause (d) in the appropriate alphabetical order therein:

1.	“(d) the Theravant Development Agreement”

o	The definition of “Net Revenue” set forth in Section 15 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Net Revenue” means, for any period, the consolidated revenues of Credit Parties, as determined in accordance with GAAP, generated solely through the commercial sale of Products (other than Products acquired by the Credit Parties after the Closing Date) by the Credit Parties during such period, in all cases, in the Ordinary Course of Business.

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o	The definition of “Permitted Contingent Obligations” set forth in Section 15 of the Existing Credit Agreement is hereby amended by:

■	deleting the “and” at the end of clause (i) thereof;

■	renumbering the existing clause (j) as clause (k); and

■	Adding the following new clause (j) in the appropriate alphabetical order therein:

2.
“(j) unsecured Contingent Obligations incurred under the Theravant Asset Purchase Agreement or the Theravant Development Agreement, to the extent the payment of such Contingent Obligations is required under the terms and conditions of the Theravant Purchase Agreement or the Theravant Development Agreement, as applicable, and, in each case, as in effect on the First Amendment Effective Date; provided that Borrowers shall not prepay any such Contingent Obligations or make or permit any payment (or set aside any funds for payment) on or in respect such Contingent Obligations (x) if an Event of Default has occurred and is outstanding and (y) until such Contingent Obligations are due and owing pursuant to the terms of the Theravant Purchase Agreement or the Theravant Development Agreement, as applicable; and”

•
Representations and Warranties; Reaffirmation of Security Interest. Each Credit Party hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, (b) represents and warrants that (i) Credit Parties have delivered to Agent final copies of the Theravant Asset Purchase Agreement and all other documents related thereto and, (ii) (A) the Purchased Assets (as defined in the Theravant Asset Purchase Agreement) and the Theravant Development Agreement shall constitute “Collateral” and Agent shall have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under the Financing Documents, (B) the Theravant Asset Acquisition and all related transaction in connection therewith shall be consummated in all material respects in accordance with applicable Laws, (C) the assets acquired in the Theravant Asset Acquisition are for use in the same, similar, related or complementary lines of business as the Credit Parties are currently engaged or a similar, related or complementary line of business reasonably related, ancillary or supplemental thereto or incidental thereto or reasonably expansive thereto, and (D) if required, the Theravant Asset Acquisition has been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of Seller, and (F) no Indebtedness or Liens are assumed or created (other than Permitted Liens and Permitted Indebtedness) in connection with the Theravant Asset Acquisition.  Each Credit Party acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Credit Party, and are enforceable against such Credit Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

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•	Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

1.        Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Agreement, from Borrower, Agent and the Required Lenders;

2.          Agent shall have received fully executed copies of the Theravant Asset Purchase Agreement and each document to be executed in connection therewith;

3.            all representations and warranties of the Credit Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty) (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

4.          both immediately before and after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing or result therefrom.

•	Post-Closing Requirements. Borrower hereby covenants and agrees that:

1.          Within thirty (30) days of the date hereof (or such later date as Agent may agree in writing in its sole discretion), Borrower shall deliver to Agent executed intellectual property security agreements in form and substance reasonably satisfactory to Agent and in proper form for recording with the United States Patent and Trademark Office and United States Copyright Office, as applicable, to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in the Intellectual Property acquired in the Theravant Asset Acquisition.

2.          By the date that is thirty (30) days after the date hereof (or such later date as Agent may agree in Writing) Borrower shall provide to Agent a fully executed Access Agreement with respect to Borrower’s facilities located at 2375 Camino Via Roble, Carlsbad, CA 92011.

3.          By the date that is ten (10) Business Days after the date hereof (or such later date as Agent may agree in writing), Borrower shall provide Agent evidence, in form and substance reasonably satisfactory to Agent, that Borrower has established one or more separate Deposit Accounts to hold any and all amounts to be used by Borrower for payroll, payroll taxes and other employee wage and benefit payments.

4.          By the date that is thirty (30) days after the date hereof (or such later date as Agent may agree in writing), Borrower shall provide Agent evidence, in form and substance reasonably satisfactory to Agent, that the UCC-1 financing statement naming Borrower as debtor and the U.S. Small Business Administration as secured party and filed in the UCC records of the Secretary of State of the State of California (Filing No. number 20-7784205702) has been terminated.

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5.          Each Credit Party hereby agrees that failure to comply with the requirements set forth in this Section 6 shall constitute an immediate and automatic Event of Default.

•
Release.  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or that reasonably should have been known that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, known or that reasonably should have been known, existing on or before the date hereof.  Each Credit Party acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

•
No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

•
Affirmation.  Each Credit Party hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Credit Party, including without limitation the granting of Liens in the Collateral to secure the Obligations and other Financing Documents.  Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.  Each Credit Party confirms and agrees that all security interests and Liens granted to Agent pursuant to the Financing Documents continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens.

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•	Miscellaneous.

o
Reference to the Effect on the Credit Agreement. The Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Credit Party.

o
THIS AGREEMENT AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).  NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST EACH CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1 OF THE CREDIT AGREEMENT) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST SUCH CREDIT PARTY OR ITS PROPERTY. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE APPLICABLE CREDIT PARTY AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

o
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH CREDIT PARTY, AGENT AND LENDERS PARTY HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

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o
Incorporation of Credit Agreement Provisions.  The provisions contained in Section 13.2 (Indemnification) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

o	Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

o
Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

o
Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

o
Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

o
Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FINANCIAL TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	// Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

Signature Page(s)

MidCap / Strata / Limited Consent and Amendment No. 1

LENDERS:	ELM 2020-3 TRUST

	By:	MidCap Financial Services Capital Management,
LLC, as Servicer

	By:	// John O’Dea
	Name:	John O’Dea
	Title:	Authorized Signatory

ELM 2020-4 TRUST

	By:	MidCap Financial Services Capital Management,
LLC, as Servicer

	By:	// John O’Dea
	Name:	John O’Dea
	Title:	Authorized Signatory

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EXECUTION COPY

BORROWER:

STRATA SKIN SCIENCES, INC.

By:	// Robert J. Moccia
Name:	Robert J. Moccia
Title:	President and Chief Executive Officer

Exhibit A

Theravant Asset Purchase Agreement

[see attached]

ASSET PURCHASE AGREEMENT

between and among

THERAVANT CORPORATION, as Seller

and

STRATA SKIN SCIENCES, INC., as Buyer

and

ASHISH BHATIA, FRANCESCO LUCARELLI AND ROBERT ANDERSON,
solely for purposes of Section 5(h)

and

ASHISH BHATIA,
in his capacity as the Seller’s Representative

* * * *

Dated as of January 10, 2022

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of January 10, 2022 between and among Theravant Corporation, a Delaware corporation (the “Seller”), Ashish Bhatia, in his capacity as the Seller’s Representative, each of Ashish Bhatia, Francesco Lucarelli and Robert Anderson, solely for purposes of Section 5(h) and STRATA Skin Sciences, Inc., a Delaware corporation (the “Buyer”).  The Seller and the Buyer are each a “Party” and are, collectively, the “Parties”.

RECITALS

WHEREAS, the Seller desires to sell and transfer to the Buyer, and the Buyer desires to purchase and assume from the Seller, the Purchased Assets free and clean of any Liens (each as hereinafter defined), in exchange for the payment by the Buyer of the amounts set forth herein, and the other consideration set forth herein, in each case in accordance with the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants, and agreements as set forth more particularly herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants, and agreements herein contained, the Parties agree as follows:

1.	Definitions; Interpretations.

1.
Definitions.  The following terms shall have the meanings set forth below when capitalized (or not capitalized) in the manner set forth below, and when wholly-capitalized (and the same shall apply to other grammatical forms of the following terms):

“510(k) and Related Regulatory Rights” means, collectively, all FDA approvals and clearances including, but not limited to, 510(k) clearances, 510(k) pre‑market notifications and all related filings, submissions and other reports submitted by any Seller under Section 510(k) of the United States Food, Drug and Cosmetic Act, and further including rights, in and copies of, all supporting materials including, without limitation, technical files, drawings and documents supporting the submissions for FDA clearances, device registrations, design files, marketing and manufacturing files, and filings and correspondence with the FDA, together with any foreign equivalents of the foregoing and foreign regulatory filings, reports, submissions, certifications and authorizations relating to products being marketed, manufactured, distributed and/or sold by or on behalf of Seller.

“Action” means any action, claim, counterclaim, demand, charge, complaint, suit, or other dispute resolution or proceeding, whether judicial, administrative or arbitrative, whether civil or criminal, whether brought at equity or at law, and whether brought by a Governmental Authority or any other Person, in each case, by or before a Governmental Authority.

“Acquired Intellectual Property” has the meaning set forth in Section 4(n)(i).

“Acquired Licensed Intellectual Property” has the meaning set forth in Section 4(n)(ii).

“Additional Earnout” shall have the meaning set forth in Section 2(f)(ii).

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controls” and “controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by Contract, or otherwise.

“Ancillary Agreement” a Bill of Sale by and between the Buyer and the Seller, dated of even date herewith, an Assignment and Assumption Agreement by and between the Buyer and the Seller, dated of even date herewith, a Transition Services Agreement by and between the Buyer and the Seller, dated of even date herewith, a Development Agreement by and between the Buyer and the Seller, dated of even date herewith, each Ancillary Certificate and each other agreement, document, or certificate executed and delivered by a Party in connection herewith or therewith.

“Ancillary Certificate” means each certificate or affidavit delivered, or to be delivered, under this Agreement, including pursuant to Section 6.

“Arbitrator” has the meaning set forth in Section (2)(f)(iii).

“Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement, dated as of the Closing Date, by and between the Seller and the Buyer.

“Assumed Liabilities” means, and is limited to, only those liabilities of the Seller arising from obligations required to be performed following the Closing under any Assumed Contracts and not relating to or resulting from any (A) Action arising from events, facts, or circumstances existing at or prior to the Closing, or (B) breach of such Contract, tort, infringement, violation of Law, or breach of warranty, in each case occurring at or prior to the Closing; provided, that, in each case, that notwithstanding anything to the contrary set forth in this definition, all Excluded Liabilities shall be excluded from the definition of “Assumed Liabilities.”

“Basket Amount” has the meaning set forth in Section 7(f)(i).

“Bill of Sale” means that certain Bill of Sale, dated as of the Closing Date, by the Sellers in favor of the Buyer.

“Business” means, collectively, the business of developing, distributing, marketing and selling the Products (as defined below).

“Business Day” means any day other than a Saturday, Sunday, or a day on which banks in Toledo, Ohio are authorized or obligated by Law to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnified Party” means the Buyer and its Affiliates, Representatives, and direct and indirect owners, and the successors and permitted assigns of all the foregoing.

“Cap Amount” has the meaning set forth in Section 7(f)(i).

“Capitalized Lease Obligations” means obligations pursuant to a lease that is, or is required in accordance with GAAP to be, classified as a capitalized lease obligation.

“Closing” has the meaning set forth in Section 2(c).

“Closing Date” has the meaning set forth in Section 2(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of the Buyer.

“Competitive Business” means, collectively, the business of developing, distributing, marketing and selling a photo-pneumatic broadband light device for the treatment, remediation or prevention of acne.

“Conduct of the Business” means the conduct of the Business of the Seller as currently conducted in the Ordinary Course of Business and as currently proposed to be conducted, in each case as of the date the applicable representation or warranty is made or tested.

“Consent” means:

1.
with respect to any Governmental Authority, any consent or waiver required to be obtained, or notice, payment, or filing required to be made, in each case that if not obtained or made would (with or without notice, lapse of time, or both) (A) violate any Law promulgated or enforced by such Governmental Authority, or (B) conflict with, result in a breach of, give rise to any right to terminate, revoke, suspend, limit, or adversely modify, or result in the loss of any rights under, any Permit issued by such Governmental Authority; and

2.
with respect to any Contract (including any insurance policy), any consent or waiver required to be obtained, or notice, payment, or filing required to be made, in each case that if not obtained or made would (with or without notice, lapse of time, or both) conflict with, or result in a breach of, such Contract, or give rise to any right to terminate, accelerate, or adversely modify, or result in the loss of any rights under such Contract.

“Contemplated Transactions” means, collectively, the purchase, sale and related transactions contemplated by this Agreement.

“Contract” means, with respect to any Person, any contract, purchase order, lease, license, instrument, settlement agreement, or other agreement, commitment, or arrangement, whether written or oral, in each case (i) that is binding on such Person, (ii) to which such Person’s assets are subject, and/or (iii) in which such Person has any right or interest.

“Cost of Goods Sold” shall mean the actual direct costs and expenses incurred by the Buyer or its Affiliates to manufacture or have manufactured the Products, in each case, including:  (i) the costs of acquiring or manufacturing raw materials, if any; and (ii) fees paid to contract manufacturers.

“Current Contract” means any Contract executed by Seller to manufacture or sell Products prior to the Closing which have not been completed by the Closing Date.

“Customer” means a customer of the Business being purchased hereunder, including end-customers and distributors.

“Determination Time” means 12:01 a.m., Eastern time, on the Closing Date.

“Disclosure Schedules” means the Schedules attached hereto corresponding to the numbered and lettered subsections and clauses of Section 3(a) and Section 4.  The disclosures set forth in any Disclosure Schedule shall qualify and apply only to (i) each representation and warranty (or portion thereof) within this Agreement that specifically refers to such Disclosure Schedule, and (ii) any other representations and warranties (or portions thereof) within this Agreement that refer to any Disclosure Schedule to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other representations and warranties (or portions thereof).

“Earnout Dispute Notice” shall have the meaning set forth in Section 2(f)(iii).

“Earnout Period” shall mean, collectively, the First Measurement Period, the Second Measurement Period, the Third Measurement Period, and the Third Anniversary Milestone.

“Earnout Payment” shall mean, as applicable, the First Earnout Payment, the Second Earnout Payment, and the Third Earnout Payment.

“Earnout Payment Calculation” shall have the meaning set forth in Section 2(f)(i)(C).

“Enterprise Value” means $500,000.00.

“entity” means a Person other than an individual.

“Excluded Assets” means all of the Seller’s right, title, and interest in and to the following assets:

3.
all Contracts relating to the Products (including, for the avoidance of doubt, leases, leasehold interests, and licenses and Current Contracts) set forth on Schedule 1.1, and all rights and revenue associated therewith and/or arising thereunder;

4.	all assets of the Seller not explicitly included in the definition of Purchased Assets.

“Excluded Liabilities” means all Liabilities of any Seller or any of its Affiliates that are not expressly set forth in the definition of Assumed Liabilities, including, without limitation, any payables or warranty claims.

“Expiration Date” has the meaning set forth in Section 7(a).

“FDA” means the Food and Drug Administration and any successor Governmental Authority.

“Financial Statements” has the meaning set forth in Section 4(f)(i).

“First Earnout Payment” shall have the meaning set forth in Section 2(f)(i).

“First Measurement Period” shall mean a rolling twelve (12) month period.

“Fundamental Representations” means the representations and warranties set forth in Sections 3(b) (Power and Authority; Execution and Delivery; Due Authorization), 3(f) (Brokers); and 4(a) (Due Organization; Qualification; Corporate Power), 4(b) (Power and Authority; Execution and Delivery; Due Authorization), 4(d) (Brokers), 4(e) (Capitalization) and 4(i) (Compliance with Laws and Permits) and 4(l) (Intellectual Property).

“Funded Indebtedness” means, without duplication, the aggregate amount (including the current portions thereof) of (i) indebtedness for money borrowed or advanced and monetary obligations evidenced by bonds, debentures, notes, or similar debt securities, (ii) Capitalized Lease Obligations, (iii) obligations in respect of the deferred purchase price for property or services, but excluding payables that are taken into account in determining Working Capital, (iv) obligations in respect of letters of credit, acceptances, surety bonds, or similar instruments, and (v) any obligations of another Person that are guaranteed, or secured by any of the assets, of the Seller, including all interest, fees, expenses, prepayment premiums, and breakage costs with respect to any such indebtedness or obligations.

“GAAP” means generally accepted accounting principles as in effect in the United States applied (to the extent not in contravention of the foregoing) on a basis consistent with the principles used in preparing the Year-End Financial Statements (so long as such application is in conformance with generally accepted accounting principles as in effect in the United States).

“Governmental Authority” means any federal, state, group or groups of nations, local, or foreign government, governmental or quasi-governmental authority, political subdivision, regulatory or administrative agency, or governmental department, board, bureau, agency, or instrumentality, including independent agencies and commissions, courts, and tribunals, including arbitral bodies (whether private or governmental), in each case of competent jurisdiction.

“Gross Profit” for any period means Net Revenue for such period less Cost of Goods Sold for such period.

“Indemnified Party” means any applicable Buyer Indemnified Party with respect to any indemnification obligation pursuant to Section 7(b), and any applicable Seller Indemnified Party with respect to any indemnification obligation pursuant to Section 7(c).

“Indemnified Party Representative” means the Buyer with respect to any indemnification obligation pursuant to Section 7(b), and the Seller with respect to any indemnification obligation pursuant to Section 7(c).

“Indemnifying Party” means Seller with respect to any indemnification obligation pursuant to Section 7(b), and the Buyer with respect to any indemnification obligation pursuant to Section 7(c).

“Indemnifying Party Representative” means the Seller with respect to any indemnification obligation pursuant to Section 7(b), and the Buyer with respect to any indemnification obligation pursuant to Section 7(c).

“Intellectual Property” means, collectively, all of the following in any jurisdiction throughout the world:  (i) all inventions (whether patentable or un patentable and whether or not reduced to practice), all improvements thereto, and all patents, industrial and utility models, industrial designs, patent applications, provisional applications, and patent disclosures, together with all reissuances, continuations, continuations in part, divisionals, revisions, extensions, reexaminations, other post grant certificates or equivalents or counterparts of any of the foregoing, and any other indicia of invention ownership issued or granted by any Governmental Authority; (ii) all trademarks, service marks, trade dress, brand names, logos, slogans, trade names, corporate names, Internet domain names, URL’s and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (iii) all copyrightable works and uncopyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (iv) all mask works and all applications, registrations, and renewals in connection therewith; (v) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (vi) all computer software and code (including source code, object code, executable code, data, databases, and related documentation); (vii) all other proprietary rights and any moral or economic rights of others in any of the foregoing; (viii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium); and (ix) all rights to income, royalties, damages and payments due or payable, including damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof, and any and all corresponding rights or interests that, now or hereafter, may be secured throughout the world.

“Intellectual Property Assignments” means those certain agreements with respect to the assignment of Intellectual Property, dated as of the Closing Date, by the Seller, Darrel Chow and Robert Anderson, in each instance in favor of the Buyer.

“Knowledge” (i) with respect to the Seller, means the knowledge of any member of the Seller Knowledge Group, (ii) with respect to any other entity, means the knowledge of any director, manager, or officer of such entity, and (iii) with respect to any individual (including any member of the Seller Knowledge Group), means the actual knowledge of such individual, in each case within the foregoing clauses (i) through (iii), assuming due inquiry.

“Launch” means the Buyer’s first placement of a Theraclear device in a physician office or other treatment facility; provided, however, the Buyer shall be permitted to place five (5) Products to test the market and the Seller acknowledges and agrees that such placements shall not constitute a Launch.

“Law” means any law, constitutional provision, treaty, statute, code, regulation, ordinance, rule, common law, Order, or other requirement of a Governmental Authority including, without limitation, interpretations of such laws such as regulations, guidances, titled and untitled letters.

“Liability” means any liability or obligation of any kind, character, or description, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, matured or unmatured, due or to become due, vested or unvested, executory, determined, determinable, or otherwise.

“license” means license or sublicense.

“Lien” means any lien (statutory or otherwise), encumbrance, security interest, mortgage, deed of trust, pledge, hypothecation, charge, equitable interest, easement, encroachment, right of way, or any similar title exception (whether arising under Contract, Law, or otherwise).

“Losses” means, collectively, all losses, damages, liabilities, diminution in value, Actions, judgments, awards, injunctions and other equitable remedies, Liens, settlements, Taxes, penalties, fines, interest, costs, court costs, and fees and expenses (including reasonable fees and expenses of legal counsel and other professional advisors and experts), which may include such fees and expenses incurred by the applicable Indemnified Party in connection with the enforcement of its rights hereunder, provided, that Losses shall exclude punitive damages unless and to the extent awarded in connection with a Third Party Claim.

“made available” means made available via the virtual data room hosted by the Seller via Dropbox that clearly identifies the applicable materials.  When used in any representation or warranty, “made available” includes only those materials made available (in accordance with the preceding sentence) at least five (5) Business Days prior to the date hereof.

“Material Adverse Effect” means any effect, event, condition, change, state of facts, or group of related effects, events, conditions, changes, or states of facts (each, an “Effect”) that is or would reasonably be expected to become, individually or in the aggregate, materially adverse to the Business, assets, prospects, Liabilities, condition (financial or otherwise), operations, or results of operations, of the Business taken as a whole, provided that none of the following shall be taken into account in determining whether there has been or may be a Material Adverse Effect:  (i) Effects generally applicable to (A) the global economy, (B) financial, banking, or securities markets (including any disruption thereof, any decline in the price of any security or market index, and any change in prevailing interest rates), or (C) any economies, markets, and industries applicable to the Seller; (ii) changes in GAAP, other applicable accounting standards, or any Laws applicable to the Seller, or any Tax, regulatory, or political conditions applicable to the Seller; and (iii) Effects arising as a result of acts of God (including earthquakes, hurricanes, floods, or other natural disasters or weather-related conditions) or the commencement, occurrence, continuation, or intensification of any war (whether or not declared), sabotage, armed hostilities, military attacks or acts of terrorism; except, in each case within the foregoing clauses (i) through (iii), to the extent that the Seller is disproportionately adversely affected by such Effects relative to other businesses operating in the industries of such Seller.

“Material Contract” means, collectively, (i) all Contracts relating to the Business that are or should be listed on Schedule 4(j)(i), (ii) all Intellectual Property Licenses, and all amendments, supplements or other modifications with respect to the foregoing.

“Material Customers” means the ten (10) largest customers (including distributors) of the Business, as measured by gross revenues attributable to such customers (including distributors) for the eleven (11) month period ending November 30, 2021.

“Material Suppliers” means the ten (10) largest suppliers (including contract manufacturers) of Products, as measured by the expenses paid to such suppliers during for the eleven (11) month period ending November 30, 2021.

“Measurement Period” shall mean, as applicable, the First Measurement Period, the Second Measurement Period, or the Third Measurement Period.

“Misdirected Item” has the meaning set forth in Section 5(g)(i).

“Mitigating Payments” has the meaning set forth in Section 7(h)(ii).

“Most Recent Balance Sheet” has the meaning set forth in Section 4(f)(i).

“Most Recent Balance Sheet Date” has the meaning set forth in Section 4(f)(i).

“Most Recent Financial Statements” has the meaning set forth in Section 4(f)(i).

“Net Revenue” means, with respect to the Earnout Period, gross revenues recognized in the U.S. from the sale of the Theraclear Devices, and consumables less discounts, returns, shipping, shipping insurance and charges of a similar nature and sales Taxes, with all of the foregoing as calculated pursuant to and in accordance with GAAP and determined by reference to the audited financial statements of the Buyer for the Earnout Period.

“Non‑Assignable Item” has the meaning set forth in Section 5(f)(i).

“Non U.S. Gross Profit” for any period means Non U.S. Net Revenue for such period less Cost of Goods Sold for Products sold outside the U.S. for such period.

“Non U.S. Net Revenue” means, with respect to the Earnout Period, gross revenues recognized outside the U.S. from the sale of the Theraclear Devices, and consumables less discounts, returns, shipping, shipping insurance and charges of a similar nature and sales Taxes, with all of the foregoing as calculated pursuant to and in accordance with GAAP and determined by reference to the audited financial statements of the Buyer for the Earnout Period.

“Objection Notice” has the meaning set forth in Section 2(f)(iii).

“Objection Period” has the meaning set forth in Section 2(f)(iii).

“Order” means any order, award, decision, injunction, judgment, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business of the Seller relating to the Business, consistent with past practice (including with respect to quantity and frequency).

“Organizational Documents” means the certificate of incorporation, formation, or limited partnership, and the bylaws, limited liability company operating agreement, or limited partnership agreement, or any analogous documents entered into, adopted, or filed in connection with the creation, formation, or organization, in each case of the applicable entity.

“Parties” has the meaning set forth in the Preamble.

“Permit” means any permit, license, franchise, approval, authorization, registration, certificate, variance, clearance, or similar right that may be issued by any Governmental Authority or any accreditation or certification agency, body, or organization.

“Permitted Liens” means Liens set forth on Schedule 4(k) (but only to the extent such Liens are not required to be terminated and released in connection with the Contemplated Transactions) and Liens arising in the Ordinary Course of Business that do not materially impair the use or value of the assets to which they relate.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Authority.

“Products” means, collectively, the TheraClear®™ Acne System and the Theraclear Device and related consumables manufactured, assembled, distributed, marketed or sold by the Seller prior to the Closing Date (including any and all improvements, developments and modifications thereto and accessories thereof, including those concepts in the research and/or development stage) related to the Theraclear Device, together with any and all products which are in the process of being invented related to the Theraclear Device, designed by or on behalf of the Seller.

“Principals” shall mean each of Ashish Bhatia, Francesco Lucarelli and Robert Anderson.

“Purchase Price” means an amount equal to (i) Enterprise Value, plus (ii) the Shares.

“Purchased Assets” means all of the Seller’s right, title, and interest in and to the following assets only to the extent such assets relate to the Business and unless as expressly set forth herein shall not include any assets that relate to the Excluded Business:

1.	the Products;

2.	all Permits relating to the Products, and all rights associated therewith and/or arising thereunder, including with respect to any data and records held by the applicable Governmental Authority;

3.	all inventories, raw materials, work-in-process, finished goods, supplies, and purchased parts, including, without limitation, those set forth on Exhibit C attached hereto and incorporated herein;

4.
all Intellectual Property and goodwill associated with the going concern of the Business or any Purchased Asset and all rights associated therewith and/or arising thereunder and all other proprietary know-how, formulae, manufacturing processes, technology, data, research and development records, all other intangible assets, and all user, technical, maintenance or other documentation associated with any of the foregoing;

5.	all 510(k) and Related Regulatory Rights related to the Products;

6.
all books, records, lists, documents, correspondence, plans, policies, other data and information (including those pertaining to accounts, Customers, suppliers, personnel, Representatives, and other business relations and data that has or may be submitted to one or more  Governmental Authority including, without limitation, Regulatory Materials that may be controlled by Seller and/or their employees, contractors and/or Affiliates), and, to the extent they are related to Products being purchased hereunder including, without limitation, all Regulatory Materials;

7.	all advertising, marketing, promotional, trade show, and other materials, whether in writing, electronic format, or otherwise related to the Products;

8.
all rights under express or implied warranties from suppliers, manufacturers, and vendors, and all other guarantees, warranties, indemnities and similar rights, in each case with respect to any Purchased Assets;

9.	Those Contracts set forth on Exhibit B attached hereto and incorporated herein (the “Assumed Contracts”); and

10.
without limiting the generality of clause (a), and for the avoidance of doubt, all rights under non‑competition, non‑solicitation, confidentiality, assignment of developments and inventions and similar agreements entered into between the Seller and any existing or former employee, contractor, consultant or other Person.

“Regulatory Materials” means, collectively, with respect to any Product:  regulatory applications and submissions (and any supplements or amendments thereto) under applicable Healthcare Law; any notifications, communications, correspondence, registrations, master files and/or other filings made or received from or otherwise conducted with a Governmental Authority under applicable Healthcare Laws (e.g., regarding current good manufacturing practices, state and local registrations, and quality system regulations); and records that are necessary or advisable in order to obtain consents, approvals, certifications or authorizations from any Governmental Authorities under applicable Healthcare Laws for research, development, testing, production, manufacturing, approval, labeling, marketing, transfer, distribution, pricing, third party reimbursement and sale of the Products.

“Representatives” means, with respect to any Person, the directors, managers, trustees, officers, employees, independent contractors, agents, attorneys, accountants, advisors, and other representatives of such Person and of such Person’s Affiliates.

“Restricted Period” has the meaning set forth in Section 5(h)(i).

“Restricted Territory” has the meaning set forth in Section 5(h)(i)(A).

“Second Earnout Payment” shall have the meaning set forth in Section 2(f)(ii).

“Second Measurement Period” shall mean a rolling twelve (12) month period beginning with the first month following the month in which the First Earnout Payment is earned.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnified Party” means Seller and its Affiliates, Representatives, and direct and indirect owners, and the successors and permitted assigns of all of the foregoing.

“Seller Knowledge Group” means each Principal.

“Seller Permit” has the meaning set forth in Section 4(i)(ii).

“Seller Product/Service” has the meaning set forth in Section 4(n)(i).

“Seller Real Property” means all real property currently owned, leased, or operated by the Seller.

“Seller’s Representative” shall have the meaning set forth in Article VIII.

“Seller Subsidiary” means any Subsidiary of the Seller.

“Shares” has the meaning set forth in Section 2(b)(iv).

“Subsidiary” means, with respect to any Person, (i) any corporation of which a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, and (ii) any limited liability company, partnership, association, or other entity (other than a corporation) of which a majority of partnership, limited liability company, or other similar ownership interests thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Systems” has the meaning set forth in Section 4(l)(viii).

“Tax” means any (i) federal, state, local, or foreign income, gross receipts, ad valorem, escheat, unclaimed property, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, levies, tariffs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, service, utility, sales, use, transfer, gains, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed, (ii) Liability for amounts of the type described in clause (i) as a result of Treasury Regulations §1.1502‑6, as a result of being a transferee or successor, or as a result of a Contract or otherwise, or (iii) penalties or fees for failure to file or late filing of any Tax Returns.

“Tax Allocations” has the meaning set forth in Section 2(h).

“Tax Return” means any return, amended return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Theraclear 2.0” has the meaning set forth on Exhibit A attached hereto and incorporated herein.

“Theraclear Device” has the meaning set forth in Section 2(g)(i).

“Third Anniversary Milestone” shall mean the third anniversary of the Launch, provided that the Theraclear Device is still commercially marketed by the Buyer in the U.S. at such time.

“Third Earnout Payment” shall have the meaning set forth in Section 2(f)(iii).

“Third Measurement Period” shall mean a rolling twelve (12) month period beginning with the first month following the end of the Second Measurement Period.

“Third Party Claim” has the meaning set forth in Section 7(d)(ii)(A).

“Third Party Claim Notice” has the meaning set forth in Section 7(d)(ii)(A).

“Transfer” means transfer, sell, issue, lease, license, grant any Lien upon, or otherwise dispose of.

“Treasury Regulations” means the regulations promulgated under the Code.

“writing” and “written” means any writing, facsimile, or electronic mail.

“Year-End Financial Statements” has the meaning set forth in Section 4(f)(i).

2.	Accounting Provisions. All accounting terms used but not defined in this Agreement and/or any Ancillary Agreement shall have the respective meanings given to them in conformance with GAAP.

3.	Interpretation. With respect to this Agreement and each Ancillary Agreement:

1.
Unless the context otherwise requires:  (A) whenever the word “include”, “includes”, or “including” is used, it shall be deemed to be followed by the words “without limitation”; (B) the word “or” shall not be exclusive; (C) the words “hereof”, “herein”, “hereunder”, “herewith”, and words of similar import shall refer to this Agreement (or, if used in an Ancillary Agreement, to such Ancillary Agreement) as a whole and not to any particular provision of this Agreement (or such Ancillary Agreement, as applicable); (D) any references contained herein (or in any Ancillary Agreement) to a preamble, section, clause, exhibit, schedule, or other attachment shall refer to the preamble or such section, clause, exhibit, schedule, or other attachment to this Agreement (or, if such reference is contained in an Ancillary Agreement, to such Ancillary Agreement, as applicable); (E) the meaning assigned to each term defined herein or in any Ancillary Agreement shall be equally applicable to both the singular and the plural forms of such term; (F) references to any gender shall include the other gender or shall be neutral; (G) a reference to any Person in a particular capacity shall refer to that Person solely in such capacity, and shall include such Person’s permitted successors and assigns in such capacity; (H) a reference to any Law shall include all amendments thereto, all modifications and reenactment thereof, all Laws substituted therefor, and all rules, regulations, and statutory instruments promulgated thereunder or pursuant thereto; (I) a reference to any Contract (including this Agreement and any Ancillary Agreement) shall include all exhibits, schedules, and other attachments to such Contract, and shall refer to such Contract as amended, restated, supplemented, or otherwise modified as of the time of determination; (J) a reference to $ or dollars shall mean U.S. dollars; and (K) when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement or any Ancillary Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, then the period shall end on the next succeeding Business Day.

2.
Section headings are not to be considered part of this Agreement or any Ancillary Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content of the sections of this Agreement or any Ancillary Agreement, and shall not affect the construction hereof or thereof.

3.
The Parties have participated jointly in the negotiation and drafting of this Agreement and each Ancillary Agreement (with the benefit of their respective legal counsels) and, in the event an ambiguity or question of intent or interpretation arises, this Agreement and each Ancillary Agreement shall be construed as jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or such Ancillary Agreement.

2.	Purchase and Sale; Payments; Closing.

1.	Purchase and Sale.

1.
At the Closing, on and subject to the terms and conditions of this Agreement, the Buyer does hereby purchase and assume from the Seller, and the Seller does hereby sell and deliver to the Buyer, the Purchased Assets free and clear of any Liens and the Assumed Liabilities, in exchange for the consideration set forth in this Section 2.

2.	For the avoidance of doubt, the Buyer is neither purchasing nor assuming, and the Seller is not contributing, selling, or delivering, any Excluded Assets or Excluded Liabilities.

2.
Payments at Closing.  At the Closing, the Buyer shall: (x) make (or cause to be made) the payments in clauses (i), (ii) and (iii) by wire transfer of immediately available funds to the bank accounts designated in writing by the Seller to the Buyer; and (y) issue the Shares to the Seller as set forth in clause (iv):

1.	to the Seller, an amount equal to $500,000.00 minus (A) the sum of the amounts, if any, necessary to remove any and all Liens on the Purchased Assets and (B) the Funded Indebtedness;

2.	to the Persons holding any and all Liens on any of the Purchased Assets as of the Closing, an amount payable to each such Person necessary to remove such Lien;

3.	to the holders of Funded Indebtedness as of the Closing, all such Funded Indebtedness; and

4.
the number of shares of the Common Stock with an aggregate value of $500,000.00 (the “Shares”), such number of the Common Stock shares to be determined by the Buyer at the Closing and which shall be based upon the ten (10) trading day volume weighted average of the closing price of the Common Stock on the ten (10) trading days ending on the third trading day immediately prior to Closing.

3.
Closing.  The closing of the Contemplated Transactions (the “Closing”) shall take place remotely by electronic transmission simultaneously with the execution and delivery of this Agreement (the day on which the Closing takes place being referred to herein as the “Closing Date”).  Upon consummation of the Closing, all Contemplated Transactions to occur on or as of the Closing or the Closing Date (including the purchase and sale of the Purchased Assets and the delivery of the documents to be delivered at the Closing pursuant to Section 6) shall be deemed to have occurred simultaneously and to be effective as of the Determination Time (other than for Tax purposes).

4.	[Intentionally Omitted]

5.	[Intentionally Omitted.]

6.	Earnout; Additional Earnout.

1.	Earnout.

1.
Upon the earlier of (A) the achievement of $10,000,000.00 in Net Revenues during the First Measurement Period, or (B) the Third Anniversary Milestone, the Seller shall be entitled to receive from the Buyer, in immediately available funds using wire transfer instructions as designated in writing by the Seller, an amount equal to $1,000,000.00 (the “First Earnout Payment”).  If the First Earnout Payment is earned in accordance with clause (A) above, the First Earnout Payment shall be payable within ten (10) Business Days following such occurrence.  If the First Earnout Payment is earned in accordance with clause (B) above, the First Earnout Payment shall be payable within ten (10) Business Days following such occurrence.

2.
After the First Earnout Payment is made, the Seller shall be entitled to receive from the Buyer, in immediately available funds using wire transfer instructions as designated in writing by the Seller, an amount equal to $1,000,000.00 (the “Second Earnout Payment”) upon the achievement of $12,500,000.00 in Net Revenues during the Second Measurement Period.

3.
After the Second Earnout Payment is made, the Seller shall be entitled to receive from the Buyer, in immediately available funds using wire transfer instructions as designated in writing by the Seller, an amount equal to $1,000,000.00 (the “Third Earnout Payment”) upon the achievement of $15,000,000.00 in Net Revenues during the Third Measurement Period.

4.
On or before forty-five (45) days following the end of each Measurement Period, the Buyer shall deliver to the Seller a statement of the Earnout Payment due for such Measurement Period (“Earnout Payment Calculation”), which statement shall be accompanied by supporting documentation including information related to revenue recognition for that Measurement Period based on sales of the Theraclear Devices.

5.
The Buyer shall make all shipments of Theraclear Devices in good faith in the ordinary course of its business during the Earnout Period, and such shipments shall be made pursuant to the Buyer’s standard terms and conditions, including its standard payment terms subject to reasonable discounts.

6.	The Parties agree to treat any payment of any Earnout Amount as an adjustment to the Purchase Price for all purposes hereunder and all Tax purposes, except as otherwise required by applicable Law.

7.
Notwithstanding anything to the contrary contained herein or in any Ancillary Agreement, the right of any Party to receive payment in respect of the Earnout Amount, together with each other right set forth in this Section 2(f)(i), (A) is solely a contractual right and is not a security for purposes of any federal or state securities Laws, and (B) shall not be assigned (by operation of law, merger (whether as surviving or disappearing entity), consolidation, dissolution, or otherwise) or otherwise Transferred without the prior written consent of the Buyer and the Seller, and any such assignment or other Transfer in violation of the foregoing shall be null and void; provided, that, upon advance written notice to the Buyer, the Seller shall have the right to assign and transfer to the Principals its rights in respect of the Earnout Amount.  In connection with entering into the agreements set forth within this Section 2(f), the Seller acknowledges and agrees that, from and after the Closing, the Buyer shall be permitted to operate the Business in its sole and absolute discretion, without regard to the effects that such operation of the Business may have on the calculation of the payment made or that otherwise may have been made under this Section 2(f)(i).

2.	Additional Earnout. As set forth in this Section 2(f)(ii), the below contemplated payments are the “Additional Earnout.”

1.
Commencing with the first full calendar quarter in which the Buyer collects revenues from commercial sales of the Theraclear Device, the Buyer shall pay to the Seller, on a quarterly basis, an amount equal to 20% of Gross Profit from U.S. sales until such time as the aggregate payments pursuant to this Section(f)(ii) equal $5,000,000.00;

2.
Thereafter the Buyer shall pay to the Seller, on a quarterly basis, an amount equal to 15% of Gross Profits from U.S. sales until such time as the aggregate payments to the Seller pursuant to clause (A) above and this clause (B) equal $10,000,000.00;

3.
Thereafter the Buyer shall pay to the Seller, on a quarterly basis, an amount equal to 10% of Gross Profits from U.S. sales until such time as the aggregate payments to the Seller pursuant to clauses (A) and (B) above and this clause (C) equal $20,000,000.00.  At such time no additional payments will be made; and

4.
Notwithstanding anything herein to the contrary, the Buyer shall have no obligation to make any Additional Earnout payments to the Seller pursuant to this Sections 2(f)(ii)(A)-(C) following the seventh (7th) anniversary of the Closing.

5.	In addition, the Buyer shall pay to the Seller, on a quarterly basis, an amount equal to 25% of Non U.S. Gross Profits for four (4) years from the Closing Date.

6.	The Parties agree to treat any payment of any Additional Earnout as an adjustment to the Purchase Price for all purposes hereunder and all Tax purposes, except as otherwise required by applicable Law.

7.
Notwithstanding anything to the contrary contained herein or in any Ancillary Agreement, the right of any Party to receive payment in respect of the Additional Earnout, together with each other right set forth in this Section 2(f)(ii), (A) is solely a contractual right and is not a security for purposes of any federal or state securities Laws, and (B) shall not be assigned (by operation of law, merger (whether as surviving or disappearing entity), consolidation, dissolution, or otherwise) or otherwise Transferred without the prior written consent of the Buyer and the Seller, and any such assignment or other Transfer in violation of the foregoing shall be null and void; provided, that, upon advance written notice to the Buyer, the Seller shall have the right to assign and transfer to the Principals its rights in respect of the Additional Earnout.  In connection with entering into the agreements set forth within this Section 2(f)(ii), the Seller acknowledges and agrees that, from and after the Closing, the Buyer shall be permitted to operate the Business in its sole and absolute discretion, without regard to the effects that such operation of the Business may have on the calculation of the payment made or that otherwise may have been made under this Section 2(f)(ii).

3.	Disputes.

1.
In the event the Seller in good faith disputes any Earnout Payment Calculation or the amount of Additional Earnout, then the Seller shall deliver a written notice of dispute to the Buyer setting forth in detail the nature of the dispute within ten (10) days after receipt of the Earnout Payment Calculation and the calculation of Additional Earnout (“Earnout Dispute Notice”). The Seller and the Buyer shall negotiate in good faith to resolve such dispute within thirty (30) days after delivery of the Earnout Dispute Notice. During such thirty (30) day period, the Seller shall (on a confidential basis) have access to a copy of the records of the Buyer necessary to verify the Earnout Payment Calculation and the calculation of Additional Earnout. The Buyer shall provide such copy within five (5) business days after receiving a request from the Seller. If the parties cannot resolve such dispute within such thirty (30) day period (the “Disputed Items”), and the Seller or the Buyer so requests by notice in writing to the other, then, within five (5) Business Days following delivery of such request, the Seller and the Buyer shall engage Citrin Cooperman & Company, LLP  or if Citrin Cooperman & Company, LLP is unable or unwilling to accept such engagement (whether as a result of conflicts or otherwise), a nationally-recognized accounting firm as is reasonably agreed to by the Seller and the Buyer (in any case, the “Arbitrator”) to resolve the Disputed Items.  The Seller and the Buyer shall execute any engagement or similar agreement reasonably requested by the Arbitrator.  A single partner of the Arbitrator selected by the Arbitrator in accordance with its normal procedures shall act for the Arbitrator in connection with such engagement.  The Seller and the Buyer shall instruct the Arbitrator to render, within thirty (30) days following its engagement, a written determination and report (based solely on presentations by the Seller and the Buyer to the Arbitrator, and not by independent review) as to the Disputed Items (excluding, for the avoidance of doubt, any item that is not set forth in a timely Objection Notice) and the resulting calculation of the Earnout Payment Calculation and the calculation of Additional Earnout.  The Arbitrator shall have no authority to resolve any other issues that may arise in connection with this Agreement, including whether the Objection Notice was delivered within the Objection Period.  In determining each Disputed Item, the Arbitrator may not assign a value to such item greater than the greatest value, or lower than the lowest value, claimed for such item by either the Buyer in such Adjustment Report or the Seller in such Objection Notice.  The Seller and the Buyer shall cooperate with the Arbitrator in making its determination and such determination shall be conclusive and binding upon the Parties absent fraud or manifest error.  The fees and disbursements of the Arbitrator shall be paid by the Seller, on the one hand, and by the Buyer, on the other hand, on an inversely proportional basis, based upon the relative difference between the amounts in dispute submitted to the Arbitrator and the Arbitrator’s determination of such amounts.  Each of the Buyer and the Seller shall pay its own fees and expenses related to such determination.  For the avoidance of doubt, whether or not an Arbitrator is engaged, (A) each item that was raised in a timely Objection Notice but that is a not a Disputed Item shall have the value as was agreed to between the Seller and the Buyer, (B) each item that was not raised in a timely Objection Notice shall have the value set forth in the Adjustment Report, and (C) each item that was raised in neither a timely Objection Notice nor an Adjustment Report shall have the value set forth in the Estimated Statement. In the event that the Seller fails to deliver the Earnout Dispute Notice within the ten (10) day time period set forth in this subsection, the Earnout Payment Calculation and the calculation of Additional Earnout shall be deemed final and conclusive. In the event that the Seller does deliver an Earnout Dispute Notice, the Buyer shall pay to the Seller on or before ten (10) days following the resolution of the dispute raised in the Earnout Dispute Notice, the Earnout Payment agreed to by the Parties or specified by the Arbitrator, as applicable.

2.
In the event that the Seller does not deliver an Earnout Dispute Notice, the Buyer shall pay to the Seller on or before sixty (60) days following the end of the Measurement Period covered by the Earnout Payment Calculation, the Earnout Payment reflected thereon, if any and any Additional Earnout due.

7.
Payments Subsequent to Closing.  In addition to the payments by the Buyer to the Seller set forth above in Section 2(b), the Buyer shall, assuming the satisfaction of the conditions set forth in clauses (i) and (ii) below, deliver to the Seller’s Representative (or cause to be made) the payments in clauses (i) and (ii):

1.
by wire transfer of immediately available funds to the bank accounts designated in writing by the Seller’s Representative to the Buyer, an amount equal to $500,000.00 upon the Buyer’s Launch of the TheraClear®™ Acne System, a medical device  for the treatment of acne as described in U.S. FDA 510(k) clearances K101415 and K123889, and as  marketed by the Seller through the Seller’s website https://www.theraclear.com/ (the “Theraclear Device”); and

2.
by wire transfer of immediately available funds to the bank accounts designated in writing by the Seller’s Representative to the Buyer, an amount equal to $500,000.00 on the delivery and passing of acceptance test of the commercial model of TheraClear 2.0, as such acceptance test is set forth on Exhibit A attached hereto and incorporated herein.

8.
Tax Allocations.  Not later than sixty (60) days after the Closing Date, the Buyer shall prepare and deliver to the Seller a schedule (the “Tax Allocations”) allocating the Purchase Price, (as the same may be adjusted as expressly provided for herein), including the Earnout Amount (if any), the Additional Earnout Amount (if any) and the Assumed Liabilities, among the Purchased Assets in accordance with the applicable provisions of Section 1060 of the Code and the regulations promulgated thereunder), and such allocation will be conclusive and binding upon the parties hereto for all purposes.  The Buyer and the Seller shall each file all Tax Returns (including amended returns and claims for refund) in a manner consistent with such allocation (including the filing of IRS Form 8594), unless otherwise required by applicable Law.  Neither the Buyer nor the Seller shall take any position with respect to Taxes that is inconsistent with the agreed upon allocation, including in any audit or examination by any Tax authority, unless otherwise required by applicable Law.  The Buyer and the Seller shall prepare and timely file such reports and information returns as may be required under applicable Laws to report the allocation of the Purchase Price among the Purchases Assets in accordance with the Tax Allocations.  Each Party agrees to notify the other party in the event that any Tax authority takes or proposes to take a position for Tax purposes that is inconsistent with the allocation set forth in the Tax Allocations.

9.
Audit Rights.  The Buyer agrees to maintain accurate and complete records of all contracts, papers, correspondence, accounts, invoices, data and/or other information in the Buyer’s possession relating to the sale of the Products and any related revenues and consumables until the second (2nd) anniversary after the completion of Buyer’s obligation to pay the Earnout Payment and the Additional Earnout under this Agreement. Upon no less than fifteen (15) Business Days’ notice and not more than once calendar year, Buyer shall permit a certified public accounting firm selected by the Seller at the Seller’s sole expense to have access during normal business hours to such records of the Buyer as may be reasonably necessary to verify the accuracy and completeness of the Earnout Payment and the Additional Earnout.  The accounting firm selected by the Seller shall prepare a report stating whether the calculation of Earnout Payment and the Additional Earnout were correct or whether and to what extent an overcharge or underpayment was made. The Seller shall provide the Buyer with the accounting firm’s written report within thirty (30) days of completion of such report.  If the accounting firm concludes that the Buyer underpaid the Additional Earnout to the Seller, then the Buyer shall pay the amount due within thirty (30) days after the day the Seller delivers the accounting firm’s written report to the Buyer.  If the accounting firm concludes that the Buyer overpaid the Additional Earnout to the Seller, then the Seller shall pay the amount due within thirty (30) days after the day the Seller delivers the accounting firm’s written report to the Buyer.  The Seller shall bear the full cost of such audit unless such audit discloses that the underpayment of the Earnout Payment and the Additional Earnout by the Buyer for the period audited is greater than 5% from the amount actually paid, in which case:  (i) the Buyer shall pay the fees and expenses charged by the accounting firm; (ii) the Buyer shall pay interest on the amount of the underpayment at the rate of 10% per annum from the time when such underpayment was originally due to the Seller; and (iii) thereafter the Seller shall be permitted to conduct the audit as set forth in this Section 2(i) no more than once each fiscal quarter.

3.	Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to Seller as follows:

1.	Due Formation. The Buyer is duly formed, validly existing and in good standing under the laws of the State of Delaware.

2.
Power and Authority; Execution and Delivery; Due Authorization.  The Buyer has full corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or is proposed to be a party and to perform its obligations hereunder and thereunder.  This Agreement has been and each Ancillary Agreement to which the Buyer is or is proposed to be a party has been (or, when executed and delivered, will have been) duly executed and delivered by the Buyer and, assuming the due and valid authorization, execution, and delivery by each other party hereto or thereto, this Agreement constitutes and each Ancillary Agreement to which the Buyer is or is proposed to be a party constitutes (or, when executed and delivered, will constitute) a legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions, except in each case as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.  The execution, delivery, and performance of this Agreement and each Ancillary Agreement to which the Buyer is or is proposed to be a party have been (or, when executed and delivered, will have been) duly authorized by all requisite corporate action on the part of the Buyer.

3.
Non‑contravention.  Neither the execution and delivery of this Agreement or any Ancillary Agreement by the Buyer, nor the performance by the Buyer of its obligations hereunder or thereunder, will (A) violate the Organizational Documents of the Buyer, or (B) violate any Law to which the Buyer is subject or require the Consent of any Governmental Authority (other than any Consent that has already been obtained or otherwise satisfied).

4.
Shares.  The Shares are duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Buyer in accordance with the terms of this Agreement, will be validly issued and fully paid, and free and clear of any Liens or restrictions on transfer other than those arising under applicable securities Laws or that are created or imposed by the Seller.  Assuming the accuracy of Section 4(p), the offer, issuance, sale and delivery of the Shares are or will be exempt from the registration requirements of the Securities Act and the qualification or registration provisions of applicable state securities Laws.  The issuance of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights or provisions.

5.
Legal Proceedings.  There are no Actions pending or, to the Knowledge of the Buyer, threatened by or against the Buyer or any Affiliate of the Buyer that challenge or seek to restrain or enjoin the consummation of the Contemplated Transactions.

6.
Brokers.  The Buyer has not engaged, and does not and will not have any Liability for the payment of any fees or commissions to, any broker, finder, agent, investment banker, or financial advisor in connection with the Contemplated Transactions.

4.	Representations and Warranties of the Seller. Seller hereby represents and warrants to the Buyer as follows:

1.
Due Organization; Qualification; Power.  The Seller is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and is qualified to do business as a foreign entity under the laws of each jurisdiction in which qualification is necessary, which jurisdictions are set forth on Schedule 4(a).  The Seller has all requisite corporate or limited liability company power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.  The Seller is not in breach of or default under (with or without notice, lapse of time, or both) its Organizational Documents.  The Seller has made available to the Buyer complete and correct copies of its Organizational Documents.

2.
Power and Authority; Execution and Delivery; Due Authorization.  The Seller has full power and authority (including full corporate or limited liability company power and authority) to execute and deliver this Agreement and each Ancillary Agreement to which the Seller is or is proposed to be a party and to perform its obligations hereunder and thereunder.  This Agreement has been and each Ancillary Agreement to which the Seller is or is proposed to be a party has been (or, when executed and delivered, will have been) duly executed and delivered by the Seller and, assuming the due and valid authorization, execution, and delivery by each other party hereto or thereto, this Agreement constitutes and each Ancillary Agreement to which the Seller is or is proposed to be a party constitutes (or, when executed and delivered, will constitute) a legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions, except in each case as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.  The execution, delivery, and performance of this Agreement and each Ancillary Agreement to which the Seller is or is proposed to be a party have been (or, when executed and delivered, will have been) duly authorized by all requisite corporate or limited liability company action on the part of the Seller.

3.	Non‑contravention; Legal Proceedings.

1.
Neither the execution and delivery of this Agreement or any Ancillary Agreement by the Seller, nor the performance by the Seller of its obligations hereunder or thereunder, will (A) violate the Organizational Documents of the Seller, (B) violate any Law to which the Seller is subject, (C) except as set forth on Schedule 4(c)(i)(C), require Consent under any Material Contract or (D) result in the loss or impairment of any rights with respect to, or result in the imposition or creation of a Lien upon, any material Purchased Assets.

2.
There are no Actions pending or, to the Knowledge of the Seller, threatened by or against the Seller or any Affiliate thereof that challenge or seek to restrain or enjoin consummation of the Contemplated Transactions.

4.
Brokers.  The Seller has not engaged, and does not and will not have any Liability for the payment of any fees or commissions to, any broker, finder, agent, investment banker, or financial advisor in connection with the Contemplated Transactions.

5.
Capitalization.  Schedule 4(e) sets forth the number and class of authorized, and issued and outstanding capital stock (or equivalents thereto, including any stock appreciation, phantom stock, profit participation, rights to be allocated or receive any profits, loss, income, dividends, or distributions, options, warrants, call rights, preemptive, conversion or similar rights) of the Seller and the name of the record holder thereof.  All of such issued and outstanding capital stock has been duly authorized, validly issued, fully paid, and non-assessable, and has been issued without violation of any applicable Laws (including securities Laws) or any Contracts or Organizational Documents as then in effect (including any preemptive and anti‑dilution rights).  There are no Seller Subsidiaries and the Seller does not hold of record or own beneficially, directly or indirectly, any equity (or equivalents thereto) of any Person.

6.	Financial Statements; Undisclosed Liabilities.

1.
Attached hereto as Schedule 4(f)(i) are the following  financial statements of the Seller:  (A) the compiled, unaudited consolidated balance sheet and statements of income and changes in stockholders’ equity as of and for the fiscal years ended December 31, 2019 and December 31, 2020 (collectively, the “Year-End Financial Statements”); and (B) the unaudited consolidated balance sheet and statements of income and changes in stockholders’ equity as of and for the eleven (11)-month period ended November 30, 2021 (such date, the “Most Recent Balance Sheet Date”, such balance sheet, the “Most Recent Balance Sheet”, and such balance sheet and statements of income and changes in stockholders’ equity, collectively, the “Most Recent Financial Statements” and, together with the Year-End Financial Statements, collectively, the “Financial Statements”).  The Financial Statements (including the notes thereto, as applicable) are complete and correct in all material respects, have been prepared in accordance, and are consistent, with the books and records of the Seller (which books and records are complete and correct in all material respects), and fairly and accurately present in all material respects the financial condition, results of operations, and changes in financial position of the Seller as of such dates and for such periods, in each case in accordance with generally accepted accounting principles as in effect in the United States (as in effect as of the dates such Financial Statements were prepared, applied on a consistent basis throughout the Financial Statements), provided that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes (none of which adjustments or footnotes are or would be material in the aggregate) and other presentation items.

2.	The Seller does not have any Liabilities or commitments, except those that are adequately reflected or reserved against on the Most Recent Balance Sheet.

3.
During the three (3) years prior to the date hereof, the Seller has not changed the accounting methods, principles, policies, practices, procedures, classifications, judgments, or estimation methodology used by the Seller in the preparation of the Financial Statements.  Since December 31, 2020, the Seller has not (1) accelerated its acquisition of materials or inventory or incurrence of other costs, or (2) otherwise modified its operations in a manner that would accelerate the recognition of revenue, in each case within the foregoing clauses (1) and (2), relative to the Ordinary Course of Business.

7.	Recent Events. Since December 31, 2020, no Material Adverse Effect has occurred, and, except as set forth on Schedule 4(g), the Seller has not:

1.
made any change in the financial accounting, Tax accounting, Tax reporting, or cash or working capital management principles, methods, or practices used by it, except to the extent required by a change in applicable Law or United States generally accepted accounting principles that came into effect following December 31, 2020;

2.	initiated any Action, or settled, had dismissed, or otherwise resolved any Action brought by or against it;

3.
suffered or entered into any termination, revocation, suspension, nonrenewal, abandonment, material amendment, or material breach of any of its Permits, Material Contracts, Intellectual Property, or insurance policies; or

4.	entered into any term sheet, letter-of-intent, or legally binding commitment or Contract to take, or adopted any corporate or other resolution authorizing or approving, any of the foregoing actions.

8.
Litigation; Orders.  Except as set forth on Schedule 4(h)(1), there are not currently, and there have not been since the date that is five (5) years prior to the date hereof, any Actions (or, to the Knowledge of the Seller, investigations by any Governmental Authority) pending (or, to the Knowledge of the Seller, threatened) by or against the Seller, or otherwise materially affecting the Seller’s Business or any Purchased Assets or Assumed Liabilities.  To the Knowledge of the Seller, no event has occurred or circumstance exists that would serve as a reasonable basis for the commencement of, or that would reasonably be expected to give rise to, any such Action or investigation.  Except as set forth on Schedule 4(h)(2), none of the Seller, the Seller’s Business, or any of the Purchased Assets is subject to any unsatisfied payment obligations or ongoing equitable restrictions pursuant to any Order or settlement agreement or is subject to any Order or settlement agreement that does or would reasonably be expected to prevent or materially delay the consummation of the Contemplated Transactions.  None of the Actions, investigations, and Orders set forth on Schedule 4(h)(1) or (2) would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

9.	Compliance with Laws and Permits.

1.
The Seller is and to Seller’s Knowledge any and all Product licensees and/or Distributors are, and have been at all times since the date that is five (5) years prior to the date hereof, in compliance in all material respects with all Laws applicable to the Seller, the Seller’s Business, or any Purchased Assets or Assumed Liabilities.  The Seller has not, since the date that is five (5) years prior to the date hereof, received any written notice from any Governmental Authority regarding any actual or alleged violation by the Seller or any director, manager, officer, employee, or independent contractor thereof acting in its capacity as such of any Law, or regarding any actual or potential investigation of the same.

2.
Schedule 4(i)(ii) sets forth a complete and correct list of each Permit necessary or appropriate for the Conduct of the Business (including any Permit required under applicable Laws and/or Material Contracts), and the issuance and expiration date with respect thereto (each Permit that is or should be set forth on such Schedule, a “Seller Permit”).  The Seller (A) maintains and is in compliance in all material respects with each Seller Permit, and (B) has timely and duly filed all applicable renewals and other filings required to have been filed with respect to each Seller Permit.  Each Seller Permit is valid, in good standing and in full force and effect.

3.
Without limiting the generality of the above, the Seller and the Business have been conducted at all times in compliance in all material respects with all anti‑money laundering Laws and applicable financial record keeping and reporting requirements, rules, and regulations applicable to the Seller or the Business and no claim before any Governmental Authority involving any Seller with respect to such Laws is pending and, to the knowledge of the Seller, no such claims are threatened or contemplated.

10.	Contracts.

1.
Schedule 4(j)(i) sets forth a complete and correct list, and copies of, of all of the following Contracts of the Seller relating to the Business with respect to which the performance of either party has not been completed as of December 31, 2021, or with respect to which the Seller or other party thereto has, contingent or otherwise, continuing rights or obligations thereunder;

1.	(i) Any Contract with a Material Customer, and (ii) any Contract with a Material Supplier;

2.	Any Contract with any other existing distributor, supplier, manufacturer or vendor, regardless of whether any of the foregoing are Material Customers or Material Suppliers;

3.
Any Contract (or group of related Contracts) with a Person other than a Customer, and in either case the performance of which (i) involved aggregate consideration in excess of $25,000.00 in the twelve (12)-month period ending at the end of the last full month immediately preceding the date hereof, or (ii) would reasonably be expected to involve aggregate consideration in excess of $25,000.00 in the twelve (12)-month period immediately following the date hereof;

4.
Any Contract under which the Seller has made or has the right or obligation to make any (i) loans or advances to any of its current or former directors, managers, officers, employees, or other service providers, other than advances for expenses or in the Ordinary Course of Business, (ii) loans or advances to any other Persons, or (iii) guaranteeing the indebtedness of any other Persons;

5.
Any lease or other Contract pursuant to which the Seller is granted, or grants to another Person, any rights with respect to any hardware, technology, or services related thereto, which hardware, technology, or services is or are material to the Conduct of the Business;

6.
Any Contract primarily concerning non‑competition, confidentiality, non‑disclosure, non‑use obligations and/or development or inventions assignments (including those with existing or former employees, contractors, consultants and other Persons);

7.
List of Contracts with, or any and all details related to in the absence of such a Contract, any countries, or groups of countries, where research studies have been, or will be, performed and any and all information associated with such research studies including, but not limited to, the requisite registration and disclosure related to such research studies;

8.	List of, and any and all details related to, any applications that have been, or are in the process of being, submitted to any, and all, Healthcare Regulatory Authorities;

9.	List of, and any and all details related to, operating procedures and policies, audit and monitoring reports, corrective and preventative actions;

10.
Any Contract under which the Seller  (i) is bound (or is intended to be bound) by any non‑competition, non‑solicitation, or non‑hire provisions, or any other provisions restricting its right to engage in any line of business or provide any goods or services, (ii) has granted any exclusive rights, (iii) has granted any options, (iv) has granted any rights of first offer or refusal, or (v) has granted any “most-favored-nation” right, special discount right, or similar right; and

11.	Any other Contract (or group of related Contracts) that is material to the Conduct of the Business.

2.
Each Material Contract constitutes a legal, valid, and binding obligation of the Seller, in full force and effect and enforceable in accordance with its terms and conditions against the Seller (and, to the Knowledge of the Seller, each other party thereto).  The Seller is not (and, to the Knowledge of the Seller, no other party to any such Material Contract is) in material breach of or default under any Material Contract, with or without the lapse of time or the giving of notice or both.  Since the date that is twelve (12) months prior to the date hereof, no other party to any Material Contract has materially reduced or otherwise materially adversely modified the business conducted under such Material Contract, has communicated written notice threatening or stating its intention to do so or to terminate such Material Contract, or has provided written notice claiming a breach of or default under, or repudiating any material provision of, such Material Contract.

11.
Title to and Sufficiency of Assets.  The Seller has good and marketable title to, or a legal, valid, and binding leasehold interest in or license to use, all of the Purchased Assets (whether real or personal, and whether tangible or intangible), free and clear of all Liens (other than Permitted Liens).  Such title, leasehold interest, or license is not shared by the Seller with any other Person (including either Principal or other Affiliate).  The Purchased Assets constitute all assets necessary or appropriate for the Conduct of the Business.  Without limiting the foregoing, the Seller has good and marketable title to all Seller Intellectual Property, and a legal, valid, and binding leasehold interest in or license to use all Leased Real Property and Licensed Intellectual Property, in each case free and clear of all Liens (other than Permitted Liens).

12.	Intellectual Property.

1.
Schedule 4(l)(i) sets forth a complete and correct list of all Intellectual Property owned by the Seller and related to, used in or necessary for the operation of the Business (collectively, the “Acquired Intellectual Property”).  For each item of Acquired Intellectual Property, Schedule 4(l)(i) sets forth the registration, patent, serial and/or application number, if any, the applicable jurisdiction, the Seller that owns or holds or grants, as applicable to such Acquired Intellectual Property, the date issued (if issued), date granted, and date filed (if filed), and the Governmental Authority or other entity with which any such application has been filed and/or which has issued, reissued and/or renewed any such patent, registration or license, as applicable.  The completion of the Contemplated Transactions will not (A) impair any rights of the Seller under, or cause any Seller to be in violation of or default under, any Contract under which it has the right to use or otherwise commercialize or exploit in any way any Acquired Intellectual Property, (B) give rise to any termination or modification of, or entitle any other party to terminate or modify, any such Contract, or (C) require the payment of (or increase the amount of) any royalties, fees, or other consideration with respect to the Seller’s use or exploitation of any Acquired Intellectual Property other than (y) fees and expenses required to record the transfer of its ownership; and (z) maintenance, renewal and other fees payable in the ordinary course.  The Seller represents the Acquired Intellectual Property is valid, subsisting, and enforceable, and the Seller has taken all action necessary or reasonably advisable, performed all customary or prudent acts, recorded or filed all documents and paid all fees and Taxes (to the extent applicable) required or reasonably advisable to protect and maintain in full force and effect the Acquired Intellectual Property.  Without limiting the generality of the foregoing, (i) the Seller has to the extent possible filed all affidavits or other documents regarding its registered trademarks that are required or useful to render such trademarks incontestable or otherwise enhance the scope or strength thereof and (ii) all assignments and licenses of any  Acquired Intellectual Property to the Seller or any predecessor in interest thereof have been timely and properly recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or other appropriate agency to the extent required or reasonably advisable.  Neither Principal owns or holds any Intellectual Property that is used, commercialized or exploited in any way, or anticipated to be used, commercialized or exploited in any way, by the Seller.

2.
Seller has the right under a valid and enforceable license set forth on Schedule 4(l)(ii) (or under a valid and enforceable license to Off the Shelf Software), to use and otherwise commercialize or exploit subject to the terms of the license therefor, all licensed Intellectual Property (“Acquired Licensed IP”).  The Acquired Intellectual Property and the Acquired Licensed IP collectively constitutes all of the Intellectual Property related to, used in, or necessary for the operation of the Business.  To the Knowledge of the Seller, none of the licenses to the Acquired Licensed IP exclusively licensed to the Seller is invalid or unenforceable in whole or in part.  Except as set forth on Schedule 4(l)(ii), no loss or expiration of any of the Acquired Licensed IP is pending, reasonably foreseeable or, to the Knowledge of the Seller, threatened.

3.
Except as set forth on Schedule 4(l)(iii):  (A) the use of the Acquired Intellectual Property, and the conduct of the Business, has not and to Seller’s Knowledge does not infringe upon or misappropriate any intellectual property rights of any Person, whether directly, vicariously, indirectly, contributorily or otherwise; (B) no claims or allegations of infringement or unauthorized use involving any Acquired Intellectual Property or challenging the Seller’s ownership of Intellectual Property owned or purported to be owned by the Seller or right to use, commercialize or exploit any other Intellectual Property is pending by or against any third party, or have been made in writing against the Seller, and, to the Seller’s Knowledge, there is no basis for any such claim; (C) there are no pending claims or allegations or, to the Seller’s Knowledge, threatened claims of infringement, misappropriation or unauthorized use of any third party Intellectual Property or technology against the Seller and no such claims or allegations have been made against any Seller and there is no basis for any such claim; (D) the Seller has not received any notices of, and, to the Seller’s Knowledge, there are no facts which indicate a likelihood of, any direct, vicarious, indirect, contributory or other infringement, violation or misappropriation by any Seller of any Intellectual Property (including any cease and desist letters or demands or offers to license any Intellectual Property from any other Person); (E) to the Seller’s Knowledge, none of the Acquired Intellectual Property is being infringed, misappropriated or otherwise used or available for use by any Person other than the Seller; and (F) none of the Acquired Intellectual Property is or has ever been subject to any Governmental Order.

4.
Except as set forth on Schedule 4(l)(iv), all Acquired Intellectual Property set forth on Schedule 4(l)(i) is in full force and effect, all renewal and other maintenance filings and fees with respect thereto have been made and paid (to the extent due and payable prior to the date hereof), all other required maintenance actions have been taken, and all such intellectual property rights are valid and enforceable.

5.
Seller has not taken any action which has in any way adversely affected its ownership of any portion of the Acquired Intellectual Property or its use of any Acquired Licensed Intellectual Property, or permitted any such Intellectual Property to enter the public domain.  Except as set forth on Schedule 4(l)(v), (A) no licensing fees, royalties, or payments are due and payable in connection with the Seller’s use of any Intellectual Property, and (B) the Seller has not licensed or otherwise granted any right to any Person under any Acquired Intellectual Property or has otherwise agreed not to assert any such Acquired Intellectual Property against any Person.

6.
All employees of the Seller who participated in the creation or contributed to the conception or development of Intellectual Property owned or purported to be owned by the Seller relating to the Business were employees of the Seller at the time of rendering such services and such services were within the scope of their employment or such employees have otherwise validly assigned such Intellectual Property to the Seller or were contractors who assigned such Intellectual Property to the Seller.  Except as set forth on Schedule 4(l)(vi), no director, manager, officer, equityholder, employee, consultant, contractor, agent or other representative of the Seller, including each Principal, owns or, to the Seller’s Knowledge, claims any rights in (nor has any of them made application for) any Intellectual Property owned or used by the Seller.

7.
Except as set forth on Schedule 4(l)(vii), the Seller has entered into confidentiality and/or nondisclosure agreements with all Persons with access to the proprietary information or trade secrets of the Seller relating to protect the confidentiality and value of such proprietary information and trade secrets, and, to the Seller’s Knowledge, there has not been any breach by any of the foregoing of any such agreement.  The Seller uses best efforts to maintain the secrecy of all proprietary information and trade secrets of the Seller that are material to the operation of the Business and are valuable thereto by virtue of their secrecy.

8.
Except as set forth on Schedule 4(l)(viii), the information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use by the Seller, including all computer hardware, software, firmware and telecommunications systems (the “Systems”) used by the Seller, (A) perform reliably in all material respects subject to normal wear and tear and in material conformance with the appropriate specifications or documentation for such systems, (B) are sufficient for the conduct of the Business as currently conducted, including as to capacity and ability to process current peak volumes in a timely manner and (C) are not currently in need of any material upgrades, revisions or additions.  There have been no bugs in, or failures, breakdowns, or continued substandard performance of, any Systems that has caused the substantial disruption or interruption in or to the use of such Systems by any Seller or the conduct of the Business.

9.
Schedule 4(l)(ix) set forth a true, correct and complete list of all 510(k) clearances, 510(k) pre‑market notifications and other 510(k) and Related Regulatory Rights required for the operation of the Business as currently conducted by the Seller, and the Seller is in compliance in all respects with all Laws relating thereto.

10.
Except as set forth on Schedule 4(l)(x), the Seller has satisfied all of its obligations to any Person, including, without limitation, payment of money or property, who has developed or licensed the Acquired Intellectual Property and the Acquired Licensed IP.

13.	Labor Matters.

1.	No employee or independent contractor of the Seller is bound by any restrictive covenants relating either to the Business or the Products.

2.	No employee or independent contractor of the Seller is owed any compensation or payment from the Seller except in the ordinary course in accordance with the Seller’s payroll practices.

3.
To the Knowledge of the Seller, no employee of the Seller is obligated under any Contract (including any license, covenant, or commitment of any nature), or is subject to any Order, that would materially interfere with such employee’s ability to promote the interest of the Seller or that would conflict with the Conduct of the Business.

14.	Product and Service Liability, Warranties, and Returns.

1.
Since the date that is three (3) years prior to the date hereof, the Seller has not incurred any Liabilities or received written notice of any claims, in all cases for amounts in excess of $15,000.00 in the aggregate (whether or not currently outstanding), arising from any actual or alleged (A) defect or other deficiency (whether of design, manufacture, materials, workmanship, labeling, instructions, inadequate warning, or otherwise) with respect to the Products or related goods, services, or other products that have been designed, manufactured, packaged, shipped, sold, leased out, licensed out, marketed, distributed, or otherwise introduced into the stream of commerce by or on behalf of the Seller, whether as distributor, agent, pursuant to any Contractual relationship with the manufacturer, or otherwise (each, a “Seller Product/Service”), (B) injury to Persons or property arising from the receipt, ownership, use, or possession of any Seller Product/Service, or (C) breach of, or failure to meet, any express or implied warranty (including any warranty of merchantability or fitness), other Contractual commitment, any applicable standard, any applicable Law, or any specification of any Governmental Authority, in each case relating to the Seller Product/Service.  No such Liabilities or claims are currently outstanding, and no event has occurred or circumstance exists that would reasonably be expected to give rise to any such Liabilities, or that would serve as a reasonable basis for the commencement of any such claims.  Since the date that is three (3) years prior to the date hereof, all Seller Products/Services have been sold in conformity with all express (and to the Knowledge of the Seller, implied) warranties (including any warranty of merchantability or fitness) and other Contractual commitments.

2.
Since the date that is three (3) years prior to the date hereof, the Seller Product/Service has not been subject to a recall, and the Seller is not currently planning or contemplating the recall of any Seller Product/Service, in each case whether required by any Governmental Authority or otherwise.  The Seller (and to the Knowledge of the Seller, each supplier or manufacturer from whom the Seller has purchased or otherwise obtained raw materials or finished products used in connection with Seller Products/Services) is, and has been at all times since the date that is three (3) years prior to the date hereof, in compliance in all material respects with all Laws and requirements of industry standards organizations, in each case relating to the manufacturing of, or otherwise applicable to, Seller Products/Services.  The Seller has not, since the date that is three (3) years prior to the date hereof, received any written notice from any Governmental Authority regarding any actual or alleged violation with respect to any Seller Product/Service of any applicable Laws or requirements of industry standards organizations, or regarding any actual or potential investigation of the same or any actual or potential recall of any Seller Product/Service.

3.	Attached hereto as Schedule 4(n)(iii) are complete and correct copies of the warranty terms, if any, applicable to all Seller Products/Services for the three (3) year period prior to the date hereof.

4.
Since the date that is five (5) years prior to the date hereof, the Seller has not experienced (or received written notice of any claims, whether or not outstanding, for) any returns, requests for refunds or price renegotiations, or claims of over-shipment with respect to any Seller Products/Services, except in the Ordinary Course of Business, and, to the Knowledge of the Seller, no event has occurred or circumstance exists that would reasonably be expected to give rise to the occurrence of any such returns, requests for refunds or price renegotiations, or claims of over-shipment.

15.
Inventory.  The inventory set forth on the set forth on Exhibit C attached hereto and incorporated here:  (i) depicts the current inventory relating to the Products or the; (ii) is owned by the Seller free and clear of all Liens (other than Permitted Liens), and is not held on a consignment basis, and (iii) consists of a quality and quantity that is fully usable and saleable in the Ordinary Course of Business, subject to any inventory write-down or reserve identified on the Most Recent Balance Sheet.

16.	Federal Securities Law Matters.

1.
The Seller, and each Person to whom the Shares may be transferred by the Seller, is an “accredited investor” as defined in Regulation D under the Securities Act and will be acquiring the Shares for his, her or its own account, for investment and not with a view to distribution or sale, or for the account of any other Person.

2.
The Seller acknowledges that the Seller is experienced, sophisticated and knowledgeable in trading of securities of public companies and that the Seller has been given the opportunity to seek any information and ask any questions of the Buyer which the Seller deems necessary in order to make an informed decision with respect to the purchase of the Shares.  The Seller represents that the Seller has, based on such information as the Seller deemed adequate and appropriate, made the Seller’s own independent investigation and evaluation of the financial condition of the Buyer and the value of the Common Stock without any reliance on the Buyer.  The Seller acknowledges and understands that the Buyer and its Affiliates possess material nonpublic information regarding the Buyer not known to the Seller that may impact the value of the Shares (the “Information”), and that the Buyer is not disclosing the Information to the Seller.  The Seller understands, based on the Seller’s experience, the disadvantage to which the Seller is subject due to the disparity of information between the Seller and the Buyer.  Notwithstanding such disparity, the Seller has deemed it appropriate to enter into this Agreement and to consummate the transaction contemplated hereby.  The Seller acknowledges that its financial condition is such that it has no need for liquidity with respect to its investment in the Shares and no need to dispose of the Shares to satisfy any existing or contemplated undertaking or indebtedness.

17.
Full Disclosure.  The Seller has made available to the Buyer a complete and correct copy of each of the Contracts, plans, insurance policies, and other documents set forth or referenced (or required to be set forth or referenced) on the Disclosure Schedules and all amendments, supplements, or other modifications thereto.  Each description of any such Contract, plan, insurance policy, or other document on the Disclosure Schedules includes all such amendments, supplements, or other modifications thereto.  To the Knowledge of the Seller, there are no material facts relating to the business, condition (financial or otherwise), results of operations, assets, prospects, or Liabilities of the Seller relating to the Business that have not been disclosed in this Agreement (including the Disclosure Schedules) or in any Ancillary Agreement.  Neither this Agreement (including the Disclosure Schedules) nor any Ancillary Agreement contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading.

5.	Covenants.

1.
Further Assurances.  From and after the Closing, each Party shall, and shall cause its Affiliates and Representatives to, take such further actions and execute and deliver such further documents (in form and substance reasonably satisfactory to such Party) as may be reasonably requested by any other Party to carry out the purposes of this Agreement or any Ancillary Agreement, at the sole cost and expense of the requesting Party (unless the contesting or defending Party is entitled to indemnification therefor pursuant to the terms hereof).  Without limiting the generality of the foregoing, the covenants of further assurances provided under this Section 5(a) shall require the Seller, at Buyer’s cost and expense, to take any and all action reasonably requested by the Buyer after the Closing to (i) evidence and confirm the transfer and assignment of the 510(k) and Related Regulatory Rights and provide written notice thereof to the FDA and other applicable Governmental Authorities, (ii) evidence and confirm the transfer and assignment of Intellectual Property included within the Purchased Assets and (iii) provide notice to any authorized representatives of the Seller appointed as such to facilitate the sale and distribution of products outside of the United States, and to designate and appoint such authorized representatives as authorized representatives of the  Buyer for such purpose and to ensure the smooth and orderly transition of Business ownership from the Seller to the Buyer.

2.
Litigation Support.  From and after the Closing, in the event and for so long as any Party or Affiliate thereof is contesting or defending any Action relating to either (i) a fact, event, or condition in existence or occurring at or prior to the Closing involving any Purchased Assets or Assumed Liabilities, or (ii) the Contemplated Transactions (in each case within the foregoing clauses (i) and (ii), other than any Action between the Buyer and/or any of its Affiliates, on the one hand, and Seller and/or any of its Affiliates, on the other hand), each other Party shall, and shall cause its Affiliates and Representatives to, cooperate with such contesting or defending Party or Affiliate thereof and its counsel in such defense or contest, including by making available its personnel and providing such testimony and access to its books and records as shall be reasonably necessary or advisable in connection with such contest or defense, in each case at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor pursuant to the terms hereof).

3.
Assumed Liabilities.  From and after the Closing, the Buyer shall be responsible for, and shall have complete control over the payment, settlement, or other disposition of, or any dispute involving, and shall conduct and control all negotiations and proceedings with respect to, all Assumed Liabilities.

4.	[Intentionally Omitted].

5.
Transfer Taxes.  The Seller shall be responsible for the preparation and filing of Tax Returns (including any documentation) with respect to all transfer, documentation, sales, use, stamp, registration, and similar Taxes, including bulk sales taxes, incurred in connection with the Contemplated Transactions.  The Seller shall pay and discharge the amount of such Taxes and indemnify and hold harmless the Buyer Indemnified Parties from same.

6.	Consents.

1.
Notwithstanding anything to the contrary in this Agreement or the Ancillary Agreements (but without limiting the representations and warranties set forth herein and therein), to the extent that the purchase, assumption, or other conveyance by the Seller to the Buyer of any Purchased Asset or Assumed Liability hereunder would require Consent of any Governmental Authority or under any Contract, in each case which Consent is not obtained prior to the Closing, then for so long as such Consent is not obtained or otherwise satisfied, such Purchased Asset or Assumed Liability (each, a “Non‑Assignable Item”) shall be deemed to not have been purchased, assumed, or otherwise conveyed hereunder and shall not constitute a Purchased Asset or Assumed Liability, and instead shall constitute an Excluded Asset or an Excluded Liability, as applicable.

2.
From and after the Closing, Seller shall, at Buyer’s cost and expense, use its reasonable best efforts to assist the Buyer in obtaining or otherwise satisfying all Consents required in connection with the Contemplated Transactions, including by paying any reasonable costs of, or consideration to, any third party in order to obtain or otherwise satisfy such Consents.  For so long as any such Consent is not obtained or otherwise satisfied, the Seller shall, at its sole cost and expense, use its reasonable best efforts to provide the Buyer with substantially the same economic and operational benefits of any Non‑Assignable Item (that would, if the applicable Consent were obtained or otherwise satisfied, constitute a Purchased Asset) as the Seller received prior to the Closing as a result of such Non‑Assignable Item (for example, by way of subleasing, sublicensing, or subcontracting the applicable Non‑Assignable Item).

3.
If and when any Consent with respect to a Non‑Assignable Item is obtained or otherwise satisfied, such Non‑Assignable Item shall, without the requirement of any further action, automatically be deemed to have been purchased, assumed, or otherwise conveyed hereunder, as applicable, and shall thereupon cease to constitute a Non‑Assignable Item, Excluded Asset, or Excluded Liability, and instead shall constitute a Purchased Asset or Assumed Liability, as applicable, and the representations and warranties set forth in this Agreement and the Ancillary Agreements with respect to Purchased Assets or Assumed Liabilities, as applicable, shall be deemed to apply to such item.  The Seller shall take such further actions and execute, deliver, and file such further documents as may be reasonably requested by the Buyer to evidence the foregoing, without the payment of additional consideration.

7.	Misdirected Items and Communications.

1.
To the extent that, at any time following the Closing, either the Buyer, on the one hand, or Seller, on the other hand, receives payment of an account receivable or other payment or benefit, or is in possession of any asset (including, in the case of the Buyer, any Excluded Asset, and in the case of the Seller, any Purchased Asset), in each case that in accordance with this Agreement and the Ancillary Agreements is owned by or owed to the other (each, a “Misdirected Item”), then the Person receiving such Misdirected Item shall promptly upon becoming aware of such fact provide written notice to the Person entitled to such Misdirected Item and cooperate to deliver such Misdirected Item to such entitled Person, without the payment of additional consideration.  The Person initially receiving such Misdirected Item shall take such further actions and execute, deliver, and file such further documents as may be reasonably requested by the entitled Person in connection with the foregoing, including the endorsement of any applicable checks.

2.
To the extent that, at any time following the Closing, any Party receives any mail, email, or other written communication that, in the case of the Buyer on the one hand, relates primarily to Excluded Assets and/or Excluded Liabilities, and in the case of the Seller on the other hand, relates primarily to Purchased Assets and/or Assumed Liabilities, then promptly upon becoming aware of such fact, such Party shall promptly forward such communication to the other.

8.	Restrictive Covenants.

1.
The Seller and each Principal in exchange for the good and valuable consideration they are receiving from the Contemplated Transactions, the receipt and sufficiency of which is hereby acknowledged, intending to be legal bound and acknowledging the Buyer would not enter into this Agreement or the Contemplated Transactions without this Section 5(h), hereby covenant and agree that, during the period commencing at the Closing and continuing until the fifth (5th) anniversary of the Closing Date (the “Restricted Period”), the Seller and each Principal shall not (and shall cause its Affiliates not to) do any of the following, or serve as a partner, joint venturer, director, manager, trustee, officer, employee, independent contractor, agent, lender, investor or equityholder (excluding de minimis holdings in publicly traded companies) of any Person that does any of the following, in each case whether directly or indirectly:

1.
participate or engage in, or provide any financial or other assistance to any Person participating or engaging in a Competitive Business anywhere in the world (it being understood, recognized and acknowledged by the Seller that the Business being purchased hereunder is conducted on a global worldwide basis) (the “Restricted Territory”), provided that this clause (A) shall not apply to any Principal serving in any capacity of the Buyer or any of its Affiliates;

2.
solicit, contact, or conduct a Competitive Business with (or attempt to conduct a Competitive Business with) any Person who is then, or was within the twelve (12) months prior thereto, a Customer of the Buyer or the Business being purchased hereunder;

3.
induce or entice (or attempt to induce or entice) any distributor, supplier, vendor, or any other Person having a business relationship with the Buyer or the Business being purchased hereunder to terminate or adversely modify its relationship with the Buyer or such Business;

4.
solicit, contact, hire, engage, or enter into any other business relationship with (or attempt to do any of the foregoing) any Person who is then, or was within the twelve (12) months prior thereto, a director, manager, officer, employee, independent contractor, or agent of the Buyer or the Business being purchased hereunder, or induce or entice (or attempt to induce or entice) any such Person to terminate or adversely modify its relationship with the Buyer or such Business, provided that nothing in this clause (D) shall prohibit the publishing of general advertisements not specifically targeted to any directors, managers, officers, employees, independent contractors, or agents of the Buyer or such Business; or

5.
make or endorse any disparaging, derogatory, or otherwise negative written or oral communication regarding the Business, any of the Purchased Assets or Assumed Liabilities, or the Buyer or its Affiliates or Representatives.

2.
The Restricted Period with respect to Seller and each Principal shall be tolled during (and shall be deemed to be automatically extended by) any period during which Seller is in violation of any provision set forth in clause (i) above.

3.
Seller and each Principal hereby agree that the Business would suffer irreparable damage, and money damages would be inadequate, if any provision of clause (i) above were not performed in accordance with its terms and that the Buyer shall be entitled to injunctive relief and specific performance of the terms of clause (i) above, in addition to any other remedy to which it is entitled at law or in equity.  Seller and each Principal irrevocably waives any requirement for the securing or posting of any bond in connection with such remedy.  Seller and each Principal further agree that the only permitted objection that it may raise in response to any Action for equitable relief is that it contests the existence of a breach or threatened breach of clause (i) above.

4.
Seller and each Principal hereby agree that all restrictions set forth in clause (i) above, including those relating to the duration of the Restricted Period and the scope of the Restricted Territory, are necessary and fundamental to the protection of the Buyer and its operation of the Business purchased hereunder, are reasonable and valid, and constitute a material inducement for the Buyer to enter into this Agreement and each Ancillary Agreement and to consummate the Contemplated Transactions.  To the extent that any court of competent jurisdiction holds that the duration, scope, or area restrictions set forth in clause (i) above are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area and that such court shall be permitted, and this Agreement shall automatically be revised, to modify the restrictions set forth in clause (i) above to cover the maximum period, scope and area permitted by law or equity.

9.
Restrictions on Transfer.  The Seller understands and agrees that the Shares will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Buyer and the Seller. Upon receipt of certifications from the Seller reasonably satisfactory to the Buyer’s counsel, the Buyer shall cause the legend to be removed in accordance with, and pursuant to, Rule 144 promulgated under the Securities Act and any other applicable federal and state securities Laws.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.
Registration Statement.  No later than three (3) Business Days after the Closing Date, the Buyer covenants to file a registration statement with the Securities and Exchange Commission seeking to register the Shares under the Securities Act of 1933.  The Buyer shall use commercially reasonable efforts to keep the Shares registered under the Securities Act of 1933 until the one (1) year anniversary of such registration statement becoming effective.

11.	Theraclear 2.0. The Seller shall use commercially reasonable efforts to develop TheraClear 2.0.

6.	Closing Deliverables.

1.
Deliverables of the Seller.  At the Closing, the Seller shall deliver to the Buyer (or cause to be delivered to the Buyer) the following documents, as applicable, in form and substance reasonably satisfactory to the Buyer:

1.
to the extent requested by the Buyer, a complete and correct payoff letter with respect to all Funded Indebtedness as of the Closing, setting forth the amounts required to be paid to (A) satisfy all such Funded Indebtedness as of the Closing, and (B) terminate and release any related Liens and all other obligations of the Seller in favor of such Person, together with any termination statements on Form UCC‑3 or other releases reasonably necessary or desirable to evidence the termination and release of any such Liens and obligations, in each case in form ready for filing (if applicable);

2.
evidence reasonably satisfactory to the Buyer that each Person who has, directly or indirectly, contributed to the development of the Intellectual Property has assigned his, her or its ownership of the Intellectual Property to the Seller;

3.
(A) counterparts of each Ancillary Agreement, and (B) such documents, notices and other agreements or instruments of transfer reasonably requested by the Buyer or any applicable Governmental Authority to transfer, assign and convey to the Buyer on an exclusive basis all 510(k) and Related Regulatory Rights, ownership thereof and responsibility therefor pursuant to and as required by all applicable Laws (provided, that it is understood, recognized and agreed that certain of such documents, notices and other agreements or instruments of transfer may be executed after the Closing as contemplated by Section 5(a) to the extent such execution does not adversely affect the rights and interests of the Buyer hereunder);

4.	evidence the Consents set forth on Schedule 6(a) shall have been obtained or otherwise satisfied;

5.
termination statements on Form UCC‑3 or other releases reasonably necessary or desirable to evidence the termination and release of any such Liens and obligations, in each case in form ready for filing (if applicable);

6.	a Form W‑9 or other applicable tax form, duly executed by the Seller;

7.
a payment direction letter, duly executed by the Seller, setting forth the amount and wire transfer instructions with respect to each payment to be made pursuant to Section 2(b) at the Closing and authorizing the Buyer to pay (or cause to be paid) such amounts using such wire transfer instructions in lieu of making such payments to the Seller;

8.	a certificate of good standing or analogous status of the Seller in its jurisdiction of organization, certified by the Secretary of State (or analogous office) of its jurisdiction of organization;

9.	a copy of the articles or certificate of incorporation or analogous charter or similar document of the Seller;

10.
an electronic, operational copy of the most recent version of the object code and/or source code, and/or any progeny or legacy object code and/or source code, all of which is necessary in connection with the operation of the Products, together with all comments and programmers notes;

11.
a certificate of a secretary or other authorized officer of the Seller certifying as to (A) its Organizational Documents, (B) the resolutions duly adopted by all requisite Persons on its behalf authorizing and approving this Agreement, each Ancillary Agreement to which it is or is proposed to be a party, and the consummation of the Contemplated Transactions, and (C) an incumbency setting forth the names, titles, and signatures of Persons authorized to execute and deliver on its behalf this Agreement and each Ancillary Agreement to which it is or is proposed to be a party; and

12.	such other documents reasonably requested by the Buyer.

2.	Deliverables of the Buyer. At the Closing, the Buyer shall deliver to Seller the following documents, as applicable, in form and substance reasonably satisfactory to the Seller:

1.	counterparts of each Ancillary Agreement, duly executed by the Buyer;

2.	a certificate of good standing or analogous status of the Buyer in its jurisdiction of organization;

3.
a certificate of a secretary or other authorized officer of the Seller certifying as to (A) its Organizational Documents, (B) the resolutions duly adopted by all requisite Persons on its behalf authorizing and approving this Agreement, each Ancillary Agreement to which it is or is proposed to be a party, and the consummation of the Contemplated Transactions, and (C) an incumbency setting forth the names, titles, and signatures of Persons authorized to execute and deliver on its behalf this Agreement and each Ancillary Agreement to which it is or is proposed to be a party; and

4.	such other documents reasonably requested by the Seller.

7.	Indemnification.

1.
Survival Periods.  All representations and warranties made by the Parties in this Agreement and in any Ancillary Certificate shall survive the Closing (and any claims for the breach thereof may be brought) until the eighteen (18)-month anniversary of the Closing Date, provided that:

1.	the Fundamental Representations shall survive the Closing (and any claims for the breach thereof may be brought) for a period of five (5) years after the Closing Date;

2.	[Intentionally Omitted]; and

3.	any claims based upon fraud, intentional misrepresentation, willful misconduct or bad faith may be brought anytime indefinitely.

The last date on which a claim for the breach of a representation or warranty contained in this Agreement or in any Ancillary Certificate may be brought in accordance with the foregoing is referred to herein as the “Expiration Date” of such representation or warranty.  Any such claim must be asserted by a written notice that provides in reasonable detail the facts, occurrences or omissions giving rise to such breach on or before the applicable Expiration Date, provided that, notwithstanding anything to the contrary contained in this Section 7(a), if such a written notice is given with respect to any claim, such claim shall survive until fully resolved as provided herein.

2.	Seller Indemnities. Subject to the provisions of this Section 7, from and after the Closing:

1.
The Seller shall indemnify, defend and hold harmless each Buyer Indemnified Party from and against any Losses such Buyer Indemnified Party shall suffer resulting from (A) the breach of any representation or warranty made by the Seller in this Agreement or in any Ancillary Certificate, (B) the breach of any covenant or agreement with respect to obligations to be performed by the Seller set forth in this Agreement, (C) any Excluded Liabilities, (D) any Taxes in respect of the Business being purchased hereunder or the Purchased Assets with respect to any period on or prior to the Closing, (E) the applicability of any bulk sales Laws to the Contemplated Transactions, (F) any Action by any Person alleging that the Contemplated Transactions were not duly authorized or approved in accordance with the Organizational Documents of the Seller or applicable Law or (G) the failure by the Seller to obtain any Consent required in connection with the completion of the Contemplated Transactions as such Consents are identified and disclosed on Schedule 4(c)(i)(C).

3.
Buyer Indemnities.  Subject to the provisions of this Section 7, from and after the Closing, the Buyer shall indemnify, defend and hold harmless each Seller Indemnified Party from and against any Losses such Seller Indemnified Party shall suffer resulting from (A) the breach of any representation or warranty made by the Buyer in this Agreement or in any Ancillary Certificate, (B) the breach of any covenant or agreement with respect to obligations to be performed by the Buyer set forth in this Agreement, and (C) the operation of the Business after the Closing Date, (D) any Taxes in respect of the Business being purchased hereunder or the Purchased Assets with respect to any period after the Closing and (E) any Assumed Liabilities.

4.	Direct Claims; Third Party Claims.

1.
Direct Claims.  If an Indemnified Party incurs Losses for which it is entitled to indemnification under this Section 7, other than as a result of a Third Party Claim, then the Indemnified Party Representative may deliver written notice of its claim for such indemnification to the Indemnifying Party Representative describing its claim for indemnification with reasonable specificity and setting forth, to the extent known, an estimated amount of Losses.  If, within thirty (30) days following its receipt of the notice described above, the Indemnifying Party Representative delivers written notice to the Indemnified Party Representative disputing the amount (or any portion thereof) of Losses claimed by such Indemnified Party or that such Indemnified Party is entitled to such indemnification and the Indemnifying Party Representative and the Indemnified Party Representative are not able to resolve such matter within such thirty (30)-day period, then the Indemnified Party Representative shall be entitled to submit such indemnification claim to any court or authority of competent jurisdiction described in Section 9(h), which claim shall be adjudicated in accordance with the limitations set forth in this Section 7.  With respect to any amount (or portion thereof) of Losses claimed by such Indemnified Party that has not been disputed by the Indemnifying Party Representative within such thirty (30)-day period in accordance with the foregoing, such amount (or portion thereof) shall for all purposes under this Agreement conclusively be deemed to be indemnifiable Losses and the applicable Indemnifying Party(ies) shall be liable therefor (it being understood and agreed that, in accordance with the above, such amount (or portion thereof) may not constitute all indemnifiable Losses that may arise from the applicable matter in question).

2.	Third Party Claims.

1.
If any Person which is not an Indemnified Party shall assert a claim against an Indemnified Party which claim gives rise to a claim for indemnification against an Indemnifying Party under this Section 7 (a “Third Party Claim”), then such Indemnified Party shall, within thirty (30) days after such non‑Indemnified Party asserts such claim, deliver written notice of such Third Party Claim to the Indemnifying Party Representative (a “Third Party Claim Notice”) (provided that the failure or delay to so notify such Indemnifying Party Representative shall not relieve any Indemnifying Party of its obligations hereunder except to the extent that such Indemnifying Party is actually and materially prejudiced by such failure or delay).  Thereafter, each Indemnified Party shall deliver or cause to be delivered to such Indemnifying Party Representative, within five (5) Business Days after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the Third Party Claim.

2.
The Indemnifying Party Representative shall have the right (but not the obligation), to be exercised within ten (10) Business Days following its receipt of the Third Party Claim Notice by delivering written notice to the Indemnified Party Representative, to assume and thereafter conduct and control the defense of such Third Party Claim (with counsel of such Indemnifying Party Representative’s choice that is reasonably satisfactory to the Indemnified Party Representative), but only if and for so long as (1) such Indemnifying Party Representative acknowledges in a signed writing (which, for the avoidance of doubt, shall be deemed to be binding on behalf of all Indemnifying Parties and irrevocable) that the Indemnifying Party(ies) shall be deemed to be liable for all Losses with respect to such Third Party Claim, (2) such Third Party Claim does not seek monetary damages in an amount in excess of the remaining amount for which the Indemnifying Party(ies) could be liable by virtue of the limitations set forth in Section 7(f)(i)(B), Section 7(g)(B), or any other caps on indemnifiable amounts expressly set forth herein, (3) such Indemnifying Party Representative is conducting and controlling such defense diligently and in good faith, (4) if both an Indemnified Party and an Indemnifying Party are named (by impleader or otherwise) in such Third Party Claim, then there are no material legal defenses available to an Indemnified Party the assertion of which would be adverse to the interests of an Indemnifying Party, (5) such Third Party Claim has not been brought by a Material Customer or Material Supplier, (6) such Third Party Claim does not allege fraud or criminal activity, (7) such Third Party Claim does not seek equitable remedies, and (8) such Third Party Claim, if adversely determined, would not reasonably be expected to result in a material adverse effect as to an Indemnified Party and its Subsidiaries taken as a whole.  If such Indemnifying Party Representative assumes the defense of such Third Party Claim, then, regardless of the outcome of such Third Party Claim, the Indemnifying Party(ies) shall bear all costs and expenses incurred by the Indemnifying Party Representative in connection with such defense.  For so long as such Indemnifying Party Representative is conducting and controlling such defense, (I) each Indemnified Party shall have the right, but not the obligation, to participate in such defense with separate counsel of its choosing at its sole cost and expense (or at the Indemnifying Parties’ sole cost and expense if there are any conflicts of interests with respect to such defense as between any Indemnified Party and any Indemnifying Party), and (II) each Indemnified Party shall cooperate with such Indemnifying Party Representative in such defense and make available to such Indemnifying Party Representative and its Representatives, at the Indemnifying Party’s(ies’) sole cost and expense, all witnesses, pertinent records, materials and information in or under such Indemnified Party’s possession or control relating thereto as may be reasonably requested by such Indemnifying Party Representative.  The Indemnifying Party Representative shall not be permitted to consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party Representative, provided that such consent shall not be unreasonably withheld unless such judgment or settlement (w) involves the admission of fraudulent or criminal wrongdoing on the part of any Indemnified Party, (x) imposes equitable relief upon any Indemnified Party, (y) imposes any monetary damages on any Indemnified Party except to the extent that the Indemnifying Parties are required under this Section 7 (after giving effect to all applicable limitations set forth herein), and have the funds available, to pay such damages in their entirety, or (z) does not contain a complete and unconditional release of each applicable Indemnified Party from all liability with respect to such Third Party Claim.

3.
Unless and until the Indemnifying Party Representative assumes the defense of any Third Party Claim as provided in Section 7(d)(ii)(B), each applicable Indemnified Party may defend against such Third Party Claim in any manner it may reasonably deem appropriate (with counsel of such Indemnified Party’s choice), in which case each Indemnifying Party shall cooperate with such Indemnified Party in such defense and make available to such Indemnified Party and its Representatives all witnesses, pertinent records, materials, and information in or under such Indemnifying Party’s possession or control relating thereto as may be reasonably requested by such Indemnified Party.  The conduct of such defense by such Indemnified Party shall not be construed to be a waiver of such Indemnified Party’s right to indemnification with respect to such Third Party Claim.  No Indemnified Party shall be permitted to consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of such Indemnifying Party Representative (not to be unreasonably withheld, conditioned, or delayed).

5.	Additional Indemnification Provisions.

1.
For purposes of this Section 7, in determining the amount of Losses arising in connection with or resulting from any inaccuracy in or breach of any representation or warranty set forth in this Agreement or in any Ancillary Certificate, each reference to any materiality, Material Adverse Effect, or similar qualification contained in or otherwise applicable to any such representation or warranty shall be disregarded.

2.	[Intentionally Omitted.]

3.
Seller, on behalf of itself and its Affiliates, hereby waives any right of contribution or similar right that might otherwise have been available to it against any Buyer Indemnified Party or its insurers with respect to any indemnification obligation pursuant to Section 7(b).

6.	Limitations on Seller Indemnities. Notwithstanding anything to the contrary contained herein, Seller shall not be obligated to indemnify any Buyer Indemnified Party from or against:

1.
any Losses arising under Section 7(b)(i)(A) (other than Losses arising from fraud or a breach of a Fundamental Representation):  (A) until the Buyer Indemnified Parties shall have suffered such Losses in an aggregate amount equal to $20,000.00 (the “Basket Amount”), after which point the Seller shall be obligated to indemnify each Buyer Indemnified Party from and against the aggregate amount of all such Losses, including the Basket Amount; and/or (B) to the extent that the Buyer Indemnified Parties shall have suffered (and received indemnity payments for) such Losses in an aggregate amount in excess of $200,000.00 plus any amounts paid to Seller in respect of either (i) the Earnout Amount actually received by the Seller; or (ii) the Additional Earnout actually received by the Seller (collectively, the “Cap Amount”); or

2.
any Losses arising under Section 7(b)(i)(A) arising from a breach of a Fundamental Representation to the extent that the Buyer Indemnified Parties shall have suffered (and received indemnity payments for) such Losses in an aggregate amount equal to any amounts paid by the Buyer to the Seller pursuant to this Agreement or any Ancillary Agreement, including, without limitation, the Purchase Price, the Earnout Amount or the Additional Earnout Amount.

7.
Limitations on Buyer Indemnities.  Notwithstanding anything to the contrary contained herein, the Buyer shall not be obligated to indemnify any Seller Indemnified Party from or against any Losses arising under Section 7(c)(A) (other than Losses arising from or a breach of a Fundamental Representation):  (A) until the Seller Indemnified Parties shall have suffered such Losses in an aggregate amount equal to the Basket Amount, after which point the Buyer shall be obligated to indemnify the Seller Indemnified Parties solely from and against the aggregate amount of such Losses in excess of the Basket Amount; and/or (B) to the extent that the Seller Indemnified Parties shall have suffered (and received indemnity payments for) such Losses in an aggregate amount in excess of the Cap Amount.

8.	Mitigation; Reductions of Losses.

1.
The Parties shall cooperate and use commercially reasonable efforts to mitigate any Losses for which an Indemnified Party is entitled to indemnification hereunder to the extent required under applicable Law, provided that, notwithstanding the requirements under applicable Law, no Party shall be required to take any action that would be detrimental to it in any material respect, violate any Contract or applicable Law, seek recovery from its Customers, suppliers, vendors, or other material business relations, or file any lawsuit to obtain recovery from any Person or under any insurance policy.  All expenses incurred by or on behalf of an Indemnified Party in connection with its efforts to mitigate Losses shall be deemed Losses.

2.
In calculating the amount of Losses of any Indemnified Party, there shall be a deduction for the amount of any insurance proceeds actually received by such Indemnified Party or any of its Affiliates amounting to a mitigation of such Losses (net of any related deductibles and actual and/or reasonably projected increases in premiums) (“Mitigating Payments”).  Without duplication of the foregoing, in the event that any Indemnified Party or any of its Affiliates actually receives any Mitigating Payments in respect of any Losses subsequent to the receipt by such Indemnified Party of any indemnification payment hereunder in respect of such Losses, such Indemnified Party shall promptly make appropriate refunds to the appropriate Indemnifying Party in an aggregate amount equal to the lesser of (A) the amount of such subsequent Mitigating Payments, and (B) the amount of such indemnification payments received hereunder in respect of such Losses.

9.
Effect of Knowledge.  The rights of each Person to be indemnified and held harmless, and to exercise any other rights or remedies available to it, under the applicable provisions of this Agreement and any Ancillary Certificate shall not be affected or deemed waived by (A) any investigation made by such Person or its Representatives, or (B) the fact that such Person or its Representatives knew of or reasonably should have known of or reasonably could have foreseen, prior to the Closing, the matter or the breach of the representation, warranty, covenant, or agreement that gave rise to such right to indemnification, to be held harmless, or to exercise such other rights or remedies.

10.
Exclusive Remedy.  Except (i) for any equitable remedies of the Parties expressly provided herein (including pursuant to Section 5(f) and Section 9(m)), (ii) as expressly provided in Section 2(f)(ii), Section 2(i), and Section 5(e)(vii), and (iii) with respect to claims based on fraud, intentional misrepresentation, willful misconduct or bad faith, the provisions in Section 5(e) and this Section 7 shall be the sole and exclusive remedy of all Persons following the Closing with respect to claims and other matters arising under this Agreement and any Ancillary Certificate.

11.	Manner of Payment.

1.
All obligations owed to any Party pursuant to Section 5(e) or Section 7(b)(i)(A) shall be satisfied within five (5) Business Days following the final determination of the claim giving rise to such obligation, by wire transfer of immediately available funds to one or more accounts designated in writing by the Buyer.

2.
All obligations owed to any Seller Indemnified Party pursuant to Section 7(c) shall be satisfied, within five (5) Business Days following the final determination of the claim giving rise to such obligation, by wire transfer of immediately available funds to one or more accounts designated in writing by the Seller.

12.	Tax Treatment. The Parties agree to treat any payment made pursuant to this Section 7 as an adjustment to the Purchase Price for all purposes hereunder and all Tax purposes.

8.
Authority of the Seller.  Ashish Bhatia (“Seller’s Representative”) shall have the authority to act as the agent for, and to bind and/or execute any documents as attorney-in-fact for, Seller in connection with this Agreement and each Ancillary Agreement.  Such authority shall include the sole and exclusive authority to (A) assert, pursue, defend against, contest, and settle claims for indemnification hereunder, (B) exercise any other rights and remedies that may be available to Seller hereunder, (C) defend against, contest, and settle the assertion of any other rights or remedies by the Buyer hereunder, and (D) execute and deliver amendments, consent, and waivers to and under this Agreement and each Ancillary Agreement.  Seller shall retain the authority to act on its own behalf with respect to any matter not covered by the preceding sentence and not otherwise expressly required or permitted to be taken solely by Ashish Bhatia.  The Buyer shall be entitled to rely on the authority granted pursuant to this Article VIII and shall have no liability to Seller as a result of such reliance.  All of the powers, authorities, rights, and immunities granted to Ashish Bhatia under this Article VIII above shall survive the Closing.  The grant of authority provided to Ashish Bhatia under this Article VIII is coupled with an interest, shall be irrevocable, and shall survive the death, incompetency, bankruptcy or liquidation of Seller.

9.	Miscellaneous.

1.
Press Releases and Public Announcements.  The Parties shall issue a joint press release promptly following the Closing, in form and substance reasonably satisfactory to the Buyer and the Seller.  Other than the foregoing, no Party shall, or shall permit its Affiliates or Representatives to, issue any press release or make any public filing, announcement, or disclosure (whether written, oral, or electronic) relating to the Contemplated Transactions without the prior written approval of the Buyer and the Seller, except (i) as required by applicable Law or the rules or regulations of any United States or foreign securities exchange, in which case the Party required to make such release, filing, announcement, or disclosure shall provide the Buyer and the Seller with reasonably advance written notice of, and an opportunity to review, discuss, and comment on, such proposed release, filing, announcement, or disclosure and (ii) for communications disseminated by the Buyer to investors, prospective investors, and to the public generally announcing the closing of the Contemplated Transactions, with a brief description thereof but not indicating the consideration paid for the Business, all in accordance with the ordinary course of business of the Buyer in connection with the announcing of its completed investments of the type described herein.

2.
Third-Party Beneficiaries.  Neither this Agreement nor any Ancillary Agreement shall confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, provided that the Indemnified Parties shall constitute third-party beneficiaries solely for the purposes of Section 5(e) and Section 7 and any Person lending money to or extending credit to the Buyer shall constitute a third-party beneficiary of this Agreement and each Ancillary Agreement.

3.
Entire Agreement.  This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties and supersede any prior understandings, agreements, representations, warranties, letters of intent, or term sheets by or among the Parties (as well as any Affiliate or Representative acting on behalf of any Party), written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

4.
Successors and Assigns.  This Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign (by operation of law, merger (whether as surviving or disappearing entity), consolidation, dissolution, or otherwise) this Agreement, any Ancillary Agreement, or any of such Party’s rights, interests, or obligations hereunder or thereunder without the prior written consent of the Buyer and the Seller, and any such assignment in violation of the foregoing shall be null and void.  Notwithstanding the foregoing, following the Closing, without obtaining any such consent, the Buyer or any of its successors or assigns shall be permitted to assign this Agreement, any Ancillary Agreements, and any of their rights and interests hereunder and thereunder to (i) any Affiliate of such Person, (ii) any acquirer of such Person (whether by sale of equity interests, by sale of all or substantially all assets, by operation of law, by merger, consolidation, or otherwise), and/or (iii) any debt financing sources of the Buyer or any of its successors or assigns (which, in the case of this clause (iii), shall be a collateral assignment until the exercise of remedies by such debt financing sources), provided that in each case within the foregoing clauses (i) through (iii), no such assignment shall relieve such Person of any of its obligations hereunder or thereunder.

5.
Counterparts.  This Agreement and each Ancillary Agreement may be executed in two or more counterparts (including by means of facsimile, .pdf, or other electronic transmission), each of which shall be deemed an original and all of which together will constitute one and the same instrument.

6.
Notices.  All notices, requests, demands, claims, and other communications made under this Agreement or any Ancillary Agreement shall not be effective unless in writing, and shall be deemed to be delivered and received (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) when successfully delivered to the recipient by facsimile, electronic mail, or other electronic transmission, provided that such delivery is subsequently confirmed and that any such facsimile, electronic mail, or other electronic transmission successfully delivered later than 5:00 p.m. in the recipient’s local time shall be deemed to be delivered on the following Business Day, in each case, using the applicable contact information for such recipient set forth below:

If to Seller:

Theravant Corporation
455 North Canyons Parkway, Suite B
Livermore, CA 94551
Attention: Bob Anderson
Email: banderson@theravantcorp.com

With a copy (which shall not constitute notice) sent contemporaneously to:

Law Office of Deven S. Kane, P.C.
820B Crescent Street No. 5
Wheaton, IL 60187
Attention: Deven S. Kane
Email: devenkane@dskanelaw.com

If to the Buyer:

STRATA Skin Sciences, Inc.
5 Walnut Grove Drive, Suite 140
Horsham, PA  19044
Attention:  Bob Moccia, Chief Executive Officer
Email:  bmoccia@strataskin.com

With a copy (which shall not constitute notice) sent contemporaneously to:

Stevens & Lee, P.C.
1500 Market Street, East Tower, 18th Floor
Philadelphia, PA 19102
Attention:  Jon C. Hughes
Email:  jon.hughes@stevenslee.com

Any Party may change its contact information for such notices, requests, demands, claims, and other communications by giving the other Parties notice in the manner set forth above.

7.
GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

8.
SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF THE STATE OF DELAWARE, COUNTY OF NEW CASTLE, FOR THE PURPOSES OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT, OR THE CONTEMPLATED TRANSACTIONS, AND AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  EACH PARTY AGREES TO COMMENCE ANY SUCH ACTION IN ANY STATE OR FEDERAL COURT OF THE STATE OF DELAWARE, COUNTY OF NEW CASTLE.  EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION SO BROUGHT.  ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE DELIVERY OF NOTICES IN SECTION 9(f), PROVIDED THAT NOTHING IN THIS SECTION 9(h) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY.  EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT, OR THE CONTEMPLATED TRANSACTIONS.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, (B) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) MAKES THIS WAIVER VOLUNTARILY, AND (D) ACKNOWLEDGES THAT EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

9.
Amendments.  No amendment of any provision of this Agreement shall be valid or effective unless in a writing executed by the Buyer and the Seller, and any such written executed amendment shall be binding and effective on all Parties.  No consent under any provision of this Agreement or waiver of any provision of this Agreement or of any default under or breach of any representation, warranty, covenant, or agreement set forth herein, whether or not intentional, shall be valid or effective unless in a writing executed by the Buyer (if the Party seeking to enforce such consent or waiver is Seller) or the Seller (if the Party seeking to enforce such consent or waiver is the Buyer), nor shall any such waiver be deemed to extend to any prior, subsequent, or similar default or breach or affect in any way any rights arising by virtue of any such prior, subsequent, or similar default or breach.  No failure by any Party to take any action with respect to any such default or breach shall constitute a waiver of such Party’s rights to take any such action or to enforce any provision of this Agreement or any Ancillary Agreement.

10.
Severability.  Any term or provision of this Agreement or any Ancillary Agreement that is invalid, illegal, or unenforceable shall be deemed to be limited or modified in its application to the minimum extent necessary to avoid such invalidity, illegality, or unenforceability.  The invalidity, illegality, or unenforceability of any such term or provision in any situation in any jurisdiction shall not affect the validity, legality, or enforceability of the remaining terms and provisions of this Agreement and each Ancillary Agreement or the validity, legality, or enforceability of such term or provision in any other situation or in any other jurisdiction.

11.
Expenses.  Except as otherwise provided in this Agreement or any Ancillary Agreement, each Party shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement, the Ancillary Agreements, and the Contemplated Transactions.

12.	Incorporation of Exhibits, Schedules, and Annexes. The Exhibits, Schedules, and Annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

13.
Specific Performance; Remedies Cumulative.  Each  Party agrees that the Seller’s Business is unique and irreparable damages would occur, and money damages would be inadequate, if any provision of this Agreement or any Ancillary Agreement were not performed in accordance with the terms hereof or thereof and that, in the event of a breach or threatened breach of this Agreement or any Ancillary Agreement, the Parties shall be entitled to injunctive relief and specific performance of the terms hereof and thereof, in addition to any other remedy to which they are entitled at law or in equity.  Each Party irrevocably waives any requirement for the securing or posting of any bond, or for the proving of any actual or special damages, in connection with any injunctive relief or specific performance described within this Section 9(m).  Each Party further agrees that the only permitted objection that it may raise in response to any Action for any injunctive relief or specific performance described within this Section 9(m) is that it contests the existence of a breach or threatened breach of this Agreement or such Ancillary Agreement.  Except as otherwise provided herein or in any Ancillary Agreement, the remedies provided herein and therein shall be cumulative and shall not preclude the assertion by any Party of any other rights or the seeking of any other remedies against any other Party.

[The remainder of this page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first above written.

BUYER:

STRATA SKIN SCIENCES, INC.

By:
Name: Robert J. Moccia
Title: President and Chief Executive Officer

Signature page to Asset Purchase Agreement

SELLER:

THERAVANT CORPORATION

By:
Name: Robert Anderson
Title: President

Signature page to Asset Purchase Agreement

Solely for purposes of Section 5(h):

ASHISH BHATIA

FRANCESCO LUCARELLI

ROBERT ANDERSON

Signature page to Asset Purchase Agreement

The undersigned hereby agrees to serve as the Seller’s Representative in connection with this Asset Purchase Agreement and hereby agrees to act and perform the Seller’s Representative’s obligations hereunder.

SELLER’S REPRESENTATIVE:

ASHISH BHATIA

Signature page to Asset Purchase Agreement

Exhibit A

CERTAIN DEFINITIONS

“Acceptance Test” shall mean the demonstration of some or all of the following features that are determined by the development committee consisting of representatives of Buyer and Seller:  (i) Wireless connectivity for in-office network link as well as remote monitoring and data capture capability along with over-the-air software upgrades; (ii) Adherence push notification to patients; (iii) Enhanced touchscreen interface; (iv) QR scanner for potential alignment with product utilization and/or co‑promotional efforts; (v) Field replaceable handpiece & cord; and (vi) RFID optimization with UI simplification.

“Theraclear 2.0” shall mean the Theraclear Device with the additional features required for meeting the Acceptance Test.

Exhibit B

ASSUMED CONTRACTS

1.	Potential Purchase Order from G Innings Medical, Ltd. for 10 Flash Lamp replacement kits and 5 handpiece shell replacements.

Exhibit C

INVENTORY

See attached.

Exhibit B

Theravant Development Agreement

[see attached]

Development Agreement

by and between

THERAVANT CORPORATION
with offices at 455 North Canyons Parkway, Suite B
Livermore, CA 94551

(hereinafter referred to “Party A”)

 and

STRATA SKIN SCIENCES, INC.
with offices at 5 Walnut Grove, Suite 140
Horsham, Pennsylvania  19044

(hereinafter referred to “Party B”)

For Development Efforts of:

Healthcare products and methods for the medical aesthetic marketplace, including Theraclear 2.0 and which may include but not limited to 1) a systems and methods for the treatment of acne scarring, 2) a skin tightening product and method for the treatment of neck lines, 3) a product and method for non-laser removal of tattoos, and related healthcare products and methods based on the TheraClear® product and method, business services and activities ancillary thereto.

Table of Contents

ARTICLE 1 PREAMBLE	- 1 -
ARTICLE 2 DEFINITIONS	- 2 -
ARTICLE 3 DEVELOPMENTAL WORK	- 4 -
ARTICLE 4 COMPLETION OF THE DEVELOPMENT WORK	- 5 -
ARTICLE 5 COSTS OF THE DEVELOPMENT WORK	- 6 -
ARTICLE 6 DEVELOPMENT RESULTS, IPR AND RIGHTS THEREUNDER	- 6 -
ARTICLE 7 STRUCTURE OF COOPERATION AND ACTIVITIES	- 7 -
ARTICLE 8 CONFIDENTIALITY	- 8 -
ARTICLE 9 LIMITED WARRANTIES	- 9 -
ARTICLE 10 LIMITATION OF LIABILITY	- 9 -
ARTICLE 11 INDEMNITY	-10 -
ARTICLE 12 Intentionally Left Blank	- 10 -
ARTICLE 13 TERM AND TERMINATION	- 10 -
ARTICLE 14 MISCELLANEOUS	- 11 -

ARTICLE 1
PREAMBLE

Under this Development Agreement (“Agreement”), the Parties intend to cooperate in development efforts of healthcare products and methods for the medical aesthetic marketplace, including, but not limited to, the 1) a systems and methods for the treatment of acne scarring, 2) a skin tightening product and method for the treatment of neck lines, 3) a product and method for non-laser removal of tattoos, and related healthcare products and methods based on the TheraClear® product and method, business services and activities ancillary thereto.

Party B will solely market to customers with the Product (as defined below).  As compensation for the R&D efforts and spending, Party A will be paid in accordance with the terms and conditions set forth in the PAYMENT PLAN attached hereto as ANNEX 1.

Party A will have the non-exclusive right to manufacture, distribute and sell the Product in NON-COMPETITIVE industries as defined below.

The Parties intend to continue development efforts of products beyond the Product.

ARTICLE 2
DEFINITIONS

2.1          [INTENTIONALLY REDACTED].

2.2         Background IP means all IPR of Party A that has been or will be transferred to Party B under the Asset Purchase Agreement between Party A and Party B, such Background IP being used as necessary for the Product and/or the development thereof, including, without limitation, all data, written and/or oral technical information but not resulting from the activities contemplated by the Statement of Work or other provision of this Agreement.

2.3          [REDACTED INTENTIONALLY].

2.4          Customers mean both distributors and end users of the Product.

2.5          Development Work means all work performed by the Parties in development of the Product in accordance with Statement of Work.

2.6          Development Results means all results, whether patentable or not, in written or oral form, achieved during performance of the Development Work, including without limitation any of the Foreground IP.

2.7          Effective Date means the date this Agreement is signed by both Parties.

2.8          Field means the area of technical expertise of a Party.

2.9         Foreground IP means all the IPR solely and independently developed by one of the Parties while providing services under this Agreement; such Foreground IP shall, is, or will become the sole property of Party B.

2.10        Intellectual Property Rights or IPR mean rights under patents, copyrights, mask works, or to any know-how, inventions, or trade secrets, or any other form of intellectual property rights anywhere in the world, provided such rights are owned by Party B, and/or Licensable by Party B to Party A.

2.11       Joint IP means all the IPR developed jointly by both Parties in the course of work performed under this Agreement; the rights of such Joint IP shall become the sole property of Party B , without regard to whether the Joint IP is patentable or not, in written or oral form.

2.12        Licensable means having the right to grant a license or sublicense of, or within, the scope provided for herein without violating any term, condition or other provision of an agreement or other arrangement with a third party.

2.13        Non-Competing Products means one or more product as licensed by Party B to Party A.

2.14       Product means any one or more of the: 1) a product for the treatment of acne scarring, 2) a skin tightening product for treating neck lines, and 3) a product for non-laser removal of tattoos, which the Parties plan to develop under this Agreement, and which is defined in more detail in the SPECIFICATIONS.

2.15        Statement of Work means the statement of work attached hereto as ANNEX 1.

2.16      Specifications mean the specifications that are determined by the development committee consisting of one or more representatives of Party A and Party B in compliance with Strata Skin Sciences SOP -0017, currently on Revision G. The specifications and SOP-0017 may each be updated from time to time.

2.17        Term means the duration of this Agreement as set forth in ARTICLE 13, Section 13.1.

ARTICLE 3
DEVELOPMENTAL WORK

3.1          The Parties agree Party A will perform the Development Work as set forth in the Statement of Work.

3.2          The Development Work shall comprise the efforts, activities, resource budget, material budget and Acceptance Plan.

3.3          The Development Work shall be carried out in accordance with the schedule set forth in the Statement of Work.

3.4        Disclosure of Background IP and Development Results will be affected without charges to Party B.  Depending on the demands of the Development Work, the Background IP and Development Results can be submitted in writing and/or orally.

3.5        The Development Work shall be performed in close cooperation between the Parties and in a joint effort to minimize costs and expenditures.

3.6         Each of the Parties shall appoint a person who will act as the primary point of contact with respect to the communication made during the performance of the Development Work, and who shall be in the position to take or provide for related decisions to comply with the respective Party’s obligations under this Agreement.

For Party A:	For Party B:
Francesco Lucarelli	Robert Moccia
455 North Canyons Parkway, Suite B	Strata Skin Sciences, Inc.
Livermore, CA 94551	5 Walnut Grove Drive, Suite 140
Phone: 973-769-2506	Horsham, PA 19044
email: Francesco.lucarelli@hcbhealth.com	Phone: 215-619-3200
E-mail: bmoccia@strataskin.com

3.7          Each of the Parties may change its respective contact person by giving adequate prior written notice to the other Party.

3.8       All Background IP and Development Results to be forwarded to Party B hereunder will be addressed to the Strata CEO or their duly appointed representative.  The Strata CEO or their duly appointed representative shall have the final vote on decisions.

3.9         During the Development Work, Party A and Party B shall schedule regular meetings in accordance with Article 7 below.  At these meetings, the Parties will review the status of the Development Work and exchange relevant DEVELOPMENT RESULTS.

3.10        In addition, Party A shall keep Party B informed on any major progress achieved during the Development Work.

3.11        If Party A realizes the Development Work cannot efficiently be performed according to the time schedules, development plans, milestones or budgets set forth for the project, Party A shall immediately inform Party B.  Party B will solely determine further conduct and performance of the Development Work.

3.12        Party A undertakes to carry out the Development Work as stipulated in this Agreement.

3.13        Party A shall make best efforts to arrive at a successful completion of the relevant Development Work.

3.14      Party A may subcontract with or otherwise have third parties perform Development Work, provided however, Party A utilizing the third parties shall:

(a)	obtain pre-approval from Party B before discussing details, or contracting, with any subcontractor;

(b)	forward to the third parties the Background IP and the Development Results only on an “as needed” basis;

(c)
require from each of the third parties a written undertaking to treat the relevant BACKGROUND IP/Development Results as confidential, wherein such undertaking shall be at least as restrictive as the obligations of Party A accepted under this Agreement; and

(d)
ensure by written agreement with each of the third parties Party B will have identical rights and benefits as if such Development Work was not performed by the third parties, but rather, was performed by Party A.  Specifically, each of the third parties shall agree by written agreement to assign to Party B all right, title and interest in and to any Development Work on behalf of Party A.

(e)	the third parties will adhere to all relevant laws, regulations, and interpretations thereof as they relate to the services they provide.

ARTICLE 4
COMPLETION OF THE DEVELOPMENT WORK

4.1         The Development Work shall be regarded as being completed successfully once the efforts and activities as per the Statement of Work have been performed and the requirements set forth in the Acceptance Plan demonstrate the Product fulfills the requirements set forth in the SPECIFICATIONS.

4.2          The Parties undertake to record the results of the Development Work in a final protocol and workshop including the date of the successful completion of the Development Work.

ARTICLE 5
COSTS OF THE DEVELOPMENT WORK

5.1         Party B will bear all costs incurred by either Party to the extent it involves a Product or Products in connection with the Development Work. Such costs will not exceed a budget agreed to, in writing, by Party B prior to such costs being incurred.

ARTICLE 6
DEVELOPMENT RESULTS, IPR AND RIGHTS THEREUNDER

6.1          Notwithstanding the following provisions of this ARTICLE 6, Party A acknowledges that any violation of the IPR is likely to cause Party B irreparable harm, and Party A agrees that Party B shall be entitled to a preliminary injunction with respect thereto, without the need to post a bond.

6.2         Any Foreground IP developed during the Term and under the cooperation of this Agreement by either Party shall become the property of Party B.  In avoidance of doubt, Party B shall be free from any restrictions and encumbrances to enjoy such Foreground IP, including filing applications for statutory protection and to use, maintain and permit to lapse such applications for statutory protection and any statutory rights issued thereon.

6.3          Any Joint IP created jointly by both Parties shall, at the time it is created, become the property of Party B.

6.4         Party B shall own and may enjoy the Joint IP, including any and all statutory protection issuing thereon, if any, free from any restrictions and encumbrances.  Party B, therefore, for example and without limitation, has the right to grant non-exclusive, licenses and sublicenses to the Joint IP and the right to transfer to third parties all of portions of its rights in the Joint IP.

6.5         For Joint IP eligible for statutory protection, Party A will fully cooperate with Party B regarding the details for filing for such protection.  The Parties shall consult, and Party B shall solely decide the appropriateness of whether to file applications for patents, and if so, which countries or regions protection shall be applied for.  Party B shall bear all costs associated with such applications in all countries and regions including costs incurred by Party A.

6.6          All decisions about the handling of Joint IP shall be memorialized in writing, and such writing shall be signed by both Parties.

6.7          If Party B is interested in applying for statutory protection for the Joint IP, then Party A shall execute and forward to Party B all documents requested by Party B, or its representatives, and reasonably believed to be necessary and/or desirable for obtaining the statutory protection.  Any statutory rights resulting from application by Party B for statutory protection for the Joint IP shall, from the date of filing, become the sole property of Party B.  In avoidance of doubt, Party B shall be free from any restrictions and encumbrances to enjoy such Joint IP, and therefore, for example and without limitation, Party B can use, maintain and permit to lapse any of the Joint IP falling within the scope of this Subsection 6.7.

6.8          Party A ensures it will be in a position to immediately acquire for and on behalf of Party B all right, title and interest in and to the share of inventions of its employees and/or contractors/consultants as well as third party subcontractors for all Foreground IP and Joint IP,  and to the extent any Background IP which would have been intended to be assigned at the closing, but was not previously identified for whatever reason whatsoever and is later is identified in the course of the Development Work, Party A said acquire all right, title and interest in and to such Background IP and then assign such Background IP to Party B, as if, nunc pro tunc, assigned at the closing.

6.9         Party B is not obligated (i) to take action against third parties infringing upon statutory rights filed or issued for Joint IP or (ii) to defend such rights against third parties.

6.10       Under its Background IP and to the DEVELOPMENT RESULTS, Party B hereby grants to Party A, subject to the terms and conditions of this Agreement, a non-exclusive, non-transferable, royalty-free right to use same during the Term of this Agreement solely for the purpose of performing the Development Work.  This right includes the right to have such Background IP and Development Results used by a subcontractor.

6.11       Subject to the terms and conditions of this Agreement, each of the Parties hereby grants to the other the right to reproduce, install, copy, distribute, sublicense, and execute any software for purposes of providing or carrying out the Development Work.   The Parties agree that, except as may be expressly permitted by applicable law, it will not cause or permit (and will take all reasonable measures to prohibit customers from) reverse engineering, translation, disassembly or de-compilation of the software.

ARTICLE 7
STRUCTURE OF COOPERATION AND ACTIVITIES

7.1        Within thirty (30) days of the Effective Date, Party A will identify a representative to meet a representative of Party B on a regular basis once per month for the first quarter and then quarterly thereafter. The representatives of the two Parties will be:

For Party A:	For Party B:
Francesco Lucarelli	Robert Moccia
455 North Canyons Parkway, Suite B	Strata Skin Sciences, Inc.
Livermore, CA 94551	5 Walnut Grove Drive, Suite 140
Phone: 973-769-2506	Horsham, PA 19044
email: Francesco.lucarelli@hcbhealth.com	Phone: 215-619-3200
E-mail: bmoccia@strataskin.com

(a)
The Parties will discuss in good faith the actual development status, future roadmaps and products, revenue and prospective.  In addition, Party A will help Party B develop and release development timetables, products specifications, and marketing & sales strategy (customer approach, design wins).

(b)	[delete] .

(c)	Party A will be responsible for tasks that may include but not be limited to:
(1)	generation of product specifications, data sheets, and the like;
(2)	support for verification documents;
(3)	joint technical presentations to customers;
(4)	joint on-site support at customers;
(5)	bilateral mutual training for increasing the technical knowledge base;
(6)	generation of application notes;
(7)	Bill of Material estimations;
(8)	joint participation on field trials at customers/operators;
(9)	definition of test criteria;
(10)	fixing of environmental conditions for test cases;
(11)	joint verification of first silicon / engineering samples; and
(12)	performance issues / performance optimization.

7.2        Party A agrees to make available experts of Party A, at no cost to Party B, training courses regarding its BACKGROUND IP, Foreground IP and Joint IP, all of which shall be owned by Party B.  The content of such training will be mutually agreed to by both Parties after execution of this Agreement.  The training courses will take place upon request of Party B with a notice period of at least fifteen (15) days.

7.3        Both Parties intend to have Party A develop future generation products for Party B to own and commercialize.  To this end, both Parties may discuss deploying a project team to help party A develop such future generation products.  The relevant terms and conditions of the future generation products shall be in accordance with the terms and conditions of this Agreement, using additional statements of work, which may be annexed hereto pursuant to Section 14.7

ARTICLE 8
CONFIDENTIALITY

8.1       Party A agrees such BACKGROUND IP, Foreground IP, Joint IP, and Development Results will be deemed confidential and will be maintained by Party A in confidence, provided, however, Party A may disclose such Background IP to its officers, and those of its employees and others under its control for the purposes of this Agreement, all of whom will be advised of this Agreement and Party A’s obligations hereunder.

8.2        Party A further agrees to use such confidential information only for purposes of performing its rights and obligations under this Agreement and for no other purposes.

8.3         Party A additionally agrees to take all reasonable precautions to safeguard the confidential nature of the BACKGROUND IP, Foreground IP, Joint IPIP, and DEVELOPMENT RESULTS.

8.4          Party A shall not be liable for disclosure and/or any use of such confidential information insofar as such confidential information

(a)	is required by any judicial order or decree or by any governmental law or regulation, and
(b)	is in, or becomes part of, the public domain other than through a breach of this Agreement by Party A;

8.5          The obligations of this ARTICLE 8 shall survive the termination of this Agreement.

ARTICLE 9
LIMITED WARRANTIES

9.1          Party B reserves the right, in its sole discretion, to develop any and all Product(s) for any or no reason including, but not limited to, if Party A cannot meet specifications in line with Party B expectations.

ARTICLE 10
LIMITATION OF LIABILITY

10.1  EXCEPT AS PROVIDED FOR BY MANDATORY PROVISIONS OF APPLICABLE LAW AND FOR BREACH OF LICENSE GRANT CAUSED BY WILLFUL INTENT AND CONFIDENTIALITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR EXEMPLARY DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES ARISING OUT OF THIS AGREEMENT, OR THE USE OF THE PRODUCT OR SAMPLES THEREOF, EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE LIABILITY OF A PARTY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS PAID BY PARTY B TO PARTY A IN THE TWELVE (12) MONTHS PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

10.2       Nothing in this Agreement shall obligate either of the Parties to apply for, take out, maintain, or acquire any statutory protection, in any country.

10.3       To the extent any Joint IP or Foreground IP is created, all rights granted in BACKGROUND IP, Foreground IP, Joint IP, and Development Results are granted insofar only as the Party so granting has the right to grant without payment to third Parties.

ARTICLE 11
INDEMNITY

11.1       Each Party (the “Indemnifying Party”) shall hold harmless, defend and indemnify the other Party and their respective officers, managers, directors, employees, agents, representatives, Property managers, partners, lenders, successors, assigns and affiliate entities (collectively, the “Indemnified Parties”) from and against any and all claims, demands, actions, proceedings, lawsuits, costs, expenses, fees (including, without limitation, reasonable attorneys’ fees), losses, liabilities, judgments, damages or injuries (collectively “Claims”) asserted against or incurred by any of the Indemnified Parties in connection with the following: (i) the acts, omissions or negligence of the Indemnifying Party or its representatives; or (ii) breach of the intellectual property rights of another party by the Indemnifying Party or its representatives; provided, however, the Indemnifying Party shall not be liable to the extent Claims arise due to the acts, omissions or negligence of an indemnified Party.

 Party A shall have no liability for any claim of infringement based on or arising from:

(a)	modification of any deliverables and BACKGROUND IP, Foreground IP, Joint IP, and Development Results of Party A not in scope of this Agreement by Party B or any third party; or

(b)
the combination or use of Party A’s deliverables and BACKGROUND IP, Foreground IP, Joint IP, and DEVELOPMENT RESULTS, furnished hereunder with materials not furnished or expressly specified by Party A to the extent such infringement would have been avoided by use of Party B’s furnished or specified materials alone.

11.2        This ARTICLE 11 states the Parties entire liability, and respectively, the exclusive remedy for any claim of infringement.

ARTICLE 12
Intentionally Left Blank

ARTICLE 13
TERM AND TERMINATION

13.1        This Agreement shall become effective on the date it is signed by both Parties (the “Effective Date”), and unless terminated earlier under a relevant provision of this Agreement, the Term of this Agreement shall begin on the Effective Date and terminate three (3) years thereafter.

13.2        This Agreement may be terminated at any time by a Party:

(a)	by giving not less than 30 calendar days prior written notice to the other Party;

(b)	if the other Party is declared bankrupt or otherwise cannot fulfill its financial obligations; or

(c)	if a Party materially breaches this Agreement and does not remedy such default within 30 calendar days after receipt of notice to cure from the non-breaching Party not in breach.

13.3    Upon termination of this Agreement that results from any of the foregoing provisions, then, except as otherwise provided in this Agreement:

(a)	the Parties shall cease all of the Development Work; and

(b)	any successor company shall cease all support under ARTICLE 7.

ARTICLE 14
 MISCELLANEOUS

14.1       Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware applicable to contracts made in that state, without giving effect to the conflict of laws principles thereof.

14.2        Severability.  If any provision or provisions of this Agreement shall, for any reason, be deemed unenforceable or in violation of law, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect and be binding upon the Parties hereto.

14.3       Force Majeure. Each of the Parties will be excused from the obligations of this Agreement (other than payment obligations) to the extent performance is delayed or prevented by any circumstances, direct or indirect, reasonably beyond its control including, without limitation, fire, flood, accident, explosion, mechanical breakdown, strike or other labor trouble, plant shutdown, unavailability of or interference with the usual means of transporting the Product or compliance with any law, regulation, order, recommendation or request of any governmental authority.

14.4      Survival.  ARTICLE 6; ARTICLE 8; ARTICLE 9; ARTICLE 10; ARTICLE 11;; ARTICLE 14; and each other term and provision of this Agreement that would by its very nature or terms survive any termination or expiration of this Agreement, shall survive any termination or expiration of this Agreement, regardless of the cause thereof, even if resulting from material breach of either party hereto.  The Parties acknowledge and agree money damages alone will not be a sufficient remedy for a breach of any of ARTICLE 6 and ARTICLE 8; and the Parties shall be entitled to specific performance, injunctive relief and/or other equitable remedy for any such breach.

14.5        Section Headings.  The headings of the articles, sections, paragraphs, tables, annexes, and schedules herein are for the Parties’ convenient reference only and shall not define or limit any of the terms or provisions hereof.  Annexes, schedules, and other documents referred to in this Agreement are an integral part hereof, unless the context of such reference indicates otherwise.

14.6       Waiver.  This Agreement and the observance of any term of this Agreement may be waived only with the written consent of both Parties.  The failure of any of the Parties to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any of the Parties thereafter to enforce each such provision.  Nor shall the failure of any of the Parties to enforce at any time any of the provisions of this Agreement be construed as a waiver of such provision with respect to any other event or circumstance, whether past, present or future.

14.7       Modification.  This Agreement may be amended, changed, or otherwise modified in any manner only upon the written consent of both of the Parties by their duly authorized representative.  For avoidance of doubt, the SPECIFICATION may be amended from time to time, but only to the extent each of Parties have mutually agreed upon such amendment and memorialized such amendment in a written document signed on behalf of each of the Parties hereto by their duly authorized representatives.

14.8       Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered; on the date of transmission if sent by facsimile or email; or on the fifth business day after mailing if mailed to the Party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed as follows, or at such addresses as the parties hereto may designate by written notice in the manner aforesaid:

If to Party A: Theravant Corporation 455 North Canyons Parkway, Suite B Livermore, CA 94551 Attention: Bob Anderson Email: banderson@theravantcorp.com with a copy of any notice of breach to: Law Office of Deven S. Kane 820B Crescent Street No. 5 Wheaton, IL 60187 Attention: Deven S. Kane Email: devenkane@dskanelaw.com
If to Party B: STRATA Skin Sciences, Inc. 5 Walnut Grove, Suite 140 Horsham, Pennsylvania 19044 E-mail: bmoccia@strataskin.com Attention: Chief Executive Officer with a copy of any notice of breach to: Party A Stevens & Lee, P.C. 1500 Market Street East Tower, Suite 1800 Philadelphia, PA 19102 Email: jon.hughes@stevenslee.com Attention: Jon C. Hughes

14.9        Currency.  All monetary references in this Agreement shall be in U.S. Dollars.

14.10     Assignment.  Party A may not transfer or assign its rights or obligations hereunder, directly, or indirectly, by operation of law or otherwise, without the prior written consent of Party B, such consent not to be unreasonably withheld or delayed.  Any such attempt by Party A to assign its rights or obligations hereunder without consent of Party B shall be void.  Notwithstanding the foregoing, either of the Parties may assign all or part of this Agreement to (i) a parent of such assigning Party at any time or (ii) a third party in the event of merger or the acquisition by such third party of all or substantially all the assets of the so-acquired Party or business unit thereof. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.

14.11    Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersedes all written and verbal negotiations, representations, warranties, commitments, and other understandings prior to the date hereof between Party A and Party B.  Each of the Parties agrees there are no agreements between the parties, oral or written, with respect to the Product (including any made or implied from past dealings) except as expressed herein.  No terms and conditions stated in or attached to communications between the Parties, including but not limited to any purchase orders, the terms of which (except quantity of the Product) are hereby rejected, are applicable to this Agreement in any way and are expressly not to be considered exceptions to the provisions of this Agreement.  Trade custom, trade usage and past performance are superseded by this Agreement and shall not be used to interpret this Agreement.

14.12      Third-Party Beneficiaries.  Nothing herein, express, or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

14.13      Publication; Press Release.  Neither Party will issue a press release or otherwise publicize the terms of this Agreement or that the Parties are in negotiations and/or executed the Agreement without the prior written consent of the other Party, except to the extent any terms of this Agreement are required to be disclosed by law or regulation, or the rules of any stock exchange (including the Securities and Exchange Commission of the United States or any similar authority in any other country).

14.14     Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective, duly authorized representatives.

Theravant Corporation 455 North Canyons Parkway, Suite B Livermore, CA 94551 Attention: Bob Anderson Email: banderson@theravantcorp.com	STRATA Skin Sciences, Inc. 5 Walnut Grove, Suite 140 Horsham, Pennsylvania 19044 E-mail: bmoccia@strataskin.com Attention: Chief Executive Officer
Accepted and Approved for Theravant Corporation	Accepted and Approved for STRATA Skin Sciences, Inc.
By:	By:
Authorized Signature	Authorized Signature
Name: Robert Anderson, President	Name: Robert J. Moccia, President and Chief Executive Officer
Date:	Date:

2.
ANNEX 1

PAYMENT PLAN

1.	Party B shall commit to at least a P2 position in the sales force for four years post-Launch of Theraclear.

2.
Milestone Payments. In addition to the payments as described in the Asset Purchase Agreement, Party B shall also pay to Party A contingent payments based upon the timely development, regulatory clearance, Launch and sales of the following pipeline devices provided that (1) they are primarily based on the Background IP, as defined in the Asset Purchase Agreement, and (2) provided by Party A to Party B, and (3) currently in development:

(i)
A Five Hundred Thousand Dollar (“$500,000”) payment upon clearance by the FDA of an acne scarring device or another device as mutually agreed upon based upon market need with a FDA label as agreed upon by the parties;

(ii)
A $500,000 payment in addition to the payment identified in Section 2(i) in this Annex 1 above upon achievement of two million dollars ($2,000,000) in Net Revenue in a twelve month period for that device but by no later than December 31, 2026.

(iii)	A $500,000 payment upon clearance by the FDA of a “neck line device” or other device as mutually agreed upon based upon market need and with a FDA label as mutually agreed upon by Party A and Party B;

(iv)
A $500,000 payment in addition to the payment identified in Section 2(iii) in this Annex 1 above upon achievement of two million dollars ($2,000,000) in Net Revenue in a twelve month period for that device but by no later than December 31, 2026.

(v)	A $500,000 payment upon clearance by the FDA of a tattoo removal device or other device as mutually agreed upon based upon market need with a FDA label agreed upon by the parties;

(vi)
A $500,000 payment in addition to the payment identified in Section 2(v) in this Annex 1 above upon achievement of two million dollars ($2,000,000) in Net Revenue in a twelve month period for that device but by no later than December 31, 2026.

3.
For the avoidance of doubt, Party B shall be under no obligation to proceed with any of the aforementioned devices, or any other devices identified in this Annex 1 or as otherwise identified in the Asset Purchase Agreement, should Party B in the exercise of commercially reasonable judgment determine that the aforesaid devices do not adequately address a market need or would not generate the revenue necessary to justify the required investment.

4.
Sellers’ Representative. Party B shall designate a single individual representative who shall be their sole representative with whom Party B shall address any or all matters related to the royalty, earn-out, and milestone payments.

MidCap / Strata / Limited Consent and Amendment No. 1